UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

IDEXX Laboratories, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One IDEXX Drive

Westbrook, Maine 04092

March 25, 2014

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Wednesday, May 7, 2014, beginning at 10:00 a.m., local time, at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine (the “2014 Annual Meeting”). At the 2014 Annual Meeting, we will conduct the business described in the attached notice and proxy statement. In addition, we will report on our business and introduce attendees to our Directors and senior leadership.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about March 25, 2014, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners as of the close of business on March 10, 2014. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed or emailed set of proxy materials. These proxy materials will be available free of charge.

Whether you own few or many shares of stock, it is important that your shares be represented and voted at the 2014 Annual Meeting. Stockholders can vote their shares by telephone or on the Internet. Instructions for using these convenient services are provided in the proxy statement. You also can vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. If you decide to attend the 2014 Annual Meeting, you will be able to vote in person, even if you previously have voted by another means.

If you are unable to attend the 2014 Annual Meeting, you can listen to a live webcast of the meeting on the Internet. You can access the webcast from the home page of our website, located at www.idexx.com. However, since you cannot vote your shares via the webcast, it is important that you timely vote your shares in advance, using one of the procedures mentioned above and as more fully described in the Proxy Statement.

We look forward to your participation in the annual meeting.

Sincerely,

Jonathan W. Ayers

President, Chief Executive Officer and

Chairman of the Board of Directors

One IDEXX Drive

Westbrook, Maine 04092

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IDEXX Laboratories, Inc. (the “Company”), will be held on Wednesday, May 7, 2014, at 10:00 a.m., local time, at the Company’s principal executive offices located at One IDEXX Drive, Westbrook, Maine 04092 (the “2014 Annual Meeting”) for the following purposes:

1.	Election of Directors. To elect the three Class II Directors listed in the attached proxy statement for three-year terms (Proposal One);

2.	Advisory Vote to Approve Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Two);

3.	Adoption of the IDEXX Laboratories, Inc. 2014 Incentive Compensation Plan. To approve the adoption of the Company’s 2014 Incentive Compensation Plan (Proposal Three);

4.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Four); and

5.	Other Business. To conduct such other business as may properly come before the 2014 Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary.

Pursuant to the Company’s Amended and Restated By-Laws, the Company’s Board of Directors has fixed the close of business on March 10, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the 2014 Annual Meeting, and at any adjournments or postponements of the 2014 Annual Meeting. Please note that at this time we are not aware of any business for the 2014 Annual Meeting other than the proposals set forth above, and the dates have passed for presenting any stockholder proposals pursuant to the Company’s Amended and Restated By-Laws or pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

If you would like to vote at the 2014 Annual Meeting, you must bring a form of personal identification. If your shares are held by a broker, bank or other nominee, you also must bring a letter from the nominee confirming your beneficial ownership of such shares and, if you intend to vote the shares, a proxy permitting you to vote the shares.

By order of the Board of Directors,

Jeffrey A. Fiarman, Executive Vice President, General Counsel and Secretary

Westbrook, Maine

March 25, 2014

It is important that your shares be represented and voted at the 2014 Annual Meeting. You can submit a proxy by telephone or Internet. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

May 7, 2014

This proxy statement (“Proxy Statement”) and the accompanying materials are being provided to you in connection with the solicitation by the Board of Directors of IDEXX Laboratories, Inc. of proxies to be voted at our 2014 annual meeting of stockholders to be held on Wednesday, May 7, 2014 at our principal executive offices located at One IDEXX Drive, Westbrook, Maine 04092 (the “2014 Annual Meeting”) and at any adjournment or postponement thereof.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials to our stockholders via the Internet. If you received a “Notice of Internet Availability” by mail, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. Instead, the Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

The Notice of Internet Availability is first being sent to stockholders on or about March 25, 2014. Also on or about March 25, 2014, we will first make available to our stockholders the Proxy Statement and the form of proxy relating to the 2014 Annual Meeting, as well as our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 18, 2014, which we refer to in this Proxy Statement as the “2013 Annual Report.”

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BASIS OF PRESENTATION

IDEXX Laboratories, Inc. is a Delaware corporation incorporated in 1983 with principal executive offices located at One IDEXX Drive, Westbrook, Maine 04092. Unless the context indicates otherwise, references in this Proxy Statement to “we”, “us”, “our”, the “Company” or “IDEXX” refer to IDEXX Laboratories, Inc. and its consolidated subsidiaries. Our website is located at www.idexx.com. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the 2014 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this Proxy Statement. You can vote for the Director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” each proposal as recommended by the Board of Directors.

Who Can Vote

Holders of the Company’s common stock, $.10 par value per share (“Common Stock”), at the close of business on March 10, 2014 are entitled to receive notice of and to vote their shares at the 2014 Annual Meeting. As of March 10, 2014, there were 51,504,221 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the 2014 Annual Meeting.

Most IDEXX stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by IDEXX. As the stockholder of record, you have the right to grant your voting proxy directly to IDEXX or to vote in person at the annual meeting.

•	Beneficial Owner of Shares Held in Street Name: If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee or nominee. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee, or nominee on how to vote and are also invited to attend the 2014 Annual Meeting. Your bank, broker, trustee or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds the shares giving you the right to vote your shares at the 2014 Annual Meeting.

How to Vote

You can vote in person at the 2014 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the 2014 Annual Meeting. You can revoke your proxy and change your vote at the 2014 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2014 Annual Meeting.

We are offering stockholders four methods of voting:

•	You may vote over the Internet.

•	You may vote by telephone.

•	You may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card.

•	You may vote in person at the 2014 Annual Meeting. If you attend the 2014 Annual Meeting, you will be able to vote your shares, even if you already voted by Internet, telephone or mail. However, if you are the beneficial owner of shares held in street name, you must obtain a proxy, executed in your favor, from the bank, broker, trustee or other nominee to be able to vote in person at the 2014 Annual Meeting.

Since you cannot vote your shares via the webcast described below, it is important that you vote your shares in advance of the 2014 Annual Meeting, using one of the procedures described above.

Revoking a Proxy

You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:

•	Providing written notice to the Corporate Secretary of IDEXX before or at the 2014 Annual Meeting prior to the voting on any proposal;

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone; or

•	Voting by ballot at the 2014 Annual Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the 2014 Annual Meeting will not, by itself, revoke your proxy.

Quorum

In order to transact business at the 2014 Annual Meeting, we must have a quorum. This means that at least a majority of the issued and outstanding shares entitled to vote must be represented at the 2014 Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Votes Needed

The Director nominees who receive the most votes at the meeting will be elected to fill the seats on the Company’s Board of Directors. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes (which are described below) are not counted as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the annual meeting. Votes will be tabulated by an independent inspector of elections appointed for the 2014 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the 2014 Annual Meeting.

Broker Non-Votes

If you are a beneficial owner of shares held in street name and do not give voting instructions to your bank or brokerage firm, your bank or brokerage firm will be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (Proposal Four) is considered to be a discretionary item on which banks and brokerage firms may vote. The election of Directors (Proposal One), the advisory vote to approve executive compensation (Proposal Two), and the vote to adopt the 2014 Incentive Compensation Plan (Proposal Three) are non-discretionary items on which your bank or brokerage firm may not vote without voting instructions from you. In the case of these non-discretionary items for which your bank or brokerage firm does not have voting instructions, the bank or brokerage firm is required to indicate on its proxy that it does not have discretionary authority to vote on these matters, and your shares will be treated as “broker non-votes” with respect to these proposals.

Conduct of Annual Meeting

Rules for the conduct of the 2014 Annual Meeting will be available at the meeting. Under our Amended and Restated By-Laws, the Chairman of the Board of Directors may adopt rules and procedures that he believes are appropriate to ensure that the 2014 Annual Meeting is conducted properly.

Webcast of Annual Meeting

The 2014 Annual Meeting will be webcast live on the Internet at 10:00 a.m., local time, on May 7, 2014. The webcast will include consideration of the proposals and our Chief Executive Officer’s presentation regarding our business, and will provide audio and the accompanying graphic presentation, but will not include the question-and-answer session that follows the presentation. People accessing the webcast will not be able to ask questions or otherwise participate during the meeting. You can access the webcast from the home page of our website, www.idexx.com. Since you cannot vote your shares via the webcast, it is important that you vote your shares in advance of the 2014 Annual Meeting, using one of the procedures described above.

Voting on Other Matters

If other matters are properly presented at the 2014 Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we do not know of any other matters to be raised at the 2014 Annual Meeting and the dates by which other matters must have been submitted by our stockholders pursuant to Rule 14a-8 of the 1934 Act or our Amended and Restated By-Laws have passed.

Solicitation of Proxies

IDEXX will pay the expenses of the solicitation of proxies by our Board of Directors. Proxies can be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc., to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $15,000, plus reasonable out-of-pocket expenses, for its services.

Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of Common Stock held in their names and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.

Householding of Annual Meeting Materials

Some stockholders may be participating in the practice of “householding” proxy statements, annual reports, and the Notice of Internet Availability. This means that only one copy of such documents may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Telephone: 207-556-8155. If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, designated as Class I Directors, Class II Directors and Class III Directors. Members of each class hold office for three-year terms. Class II currently consists of three Directors whose terms expire at the 2014 Annual Meeting, Class I currently consists of three Directors whose terms expire at the 2015 annual meeting of stockholders and Class III currently consists of three Directors whose terms expire at the 2016 annual meeting of stockholders.

Upon recommendation of the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”), the Board of Directors has nominated Mr. Thomas Craig, Dr. Rebecca M. Henderson and Dr. Sophie V. Vandebroek to serve as Class II Directors with a term expiring at the 2017 annual meeting of stockholders. Each of Mr. Craig, Dr. Henderson and Dr. Vandebroek are currently serving as Class II Directors, and each has indicated a willingness to serve, if elected. If any of the Director nominees becomes unable to serve, proxies can be voted for a substitute nominee, or the Board of Directors may choose to reduce the number of Directors.

There are no family relationships among the executive officers or Directors of IDEXX.

Information relating to each Director is described below, including: his or her age and period of service as a Director of the Company; his or her business experience during the past five years (including directorships at other public companies); his or her membership on committees of the Board of Directors; and the other experience, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board of Directors to conclude he or she should continue to serve as a Director of the Company. For a further discussion of the Board of Directors’ process and reasons for nominating these candidates, see the information under the heading “Corporate Governance – Committees of the Board – Nominating and Governance Committee” below.

Nominees for Class II Directors Whose Terms Would Expire in 2017

Thomas Craig Age 59	Director since December 1999 Audit Committee Compensation Committee
Mr. Craig has been Chairman and CEO of Shockwave International, a firm whose mission is to work with principal investors to help package deals by combining capital, ideas, human assets and advisory services, since April 2012. Mr. Craig co-founded and was a Partner at Monitor Group, a global management consulting firm, until May 2012 when he retired after 29 years. Mr. Craig has broad international and industry experience. He has worked in over 70 countries on six continents and has led over 400 projects over the past 33 years for Fortune 500 companies and their international equivalents, startups, and at the highest levels of government. Earlier in his career, Mr. Craig served on the research faculty of the Harvard Business School. He also worked in the field of litigative economics. He has been active in delivering various executive education programs and leadership development initiatives. Mr. Craig received an A.B. from Princeton University and an M.B.A. with high distinction from Harvard Business School. The Board of Directors values Mr. Craig’s extensive experience in counseling, leadership development and entrepreneurial endeavors because it provides a unique global perspective on corporate growth strategy and human asset development, as well as his extensive experience as an IDEXX Director during an extended period of strong financial performance.

Rebecca M. Henderson, Ph.D. Age 53	Director since July 2003 Finance Committee Nominating and Governance Committee (Chair)

Dr. Henderson joined Harvard Business School in July 2009 as the Senator John Heinz Professor of Environmental Management where she specializes in strategy and organizational change. In September 2011, Dr. Henderson received Harvard University’s highest faculty honor when she was named a Harvard University Professor. From 1998 to 2009, Dr. Henderson served as the Eastman Kodak Professor of Management at the Sloan School of the Massachusetts Institute of Technology. Dr. Henderson also has board oversight and corporate governance experience as a director since July 2009 of Amgen Inc., a publicly-traded human therapeutics company in the biotechnology industry, and as a director of several private company and non-profit organization boards. Dr. Henderson also has been a research fellow at the National Bureau of Economic Research since 1995. Dr. Henderson holds an undergraduate degree from the Massachusetts Institute of Technology and a Ph.D. in business economics from Harvard University. Dr. Henderson has worked with numerous Fortune 500 companies on growth strategies related to innovation. The Board of Directors values her substantial experience in corporate strategy with a focus on high-technology business.

Sophie V. Vandebroek, Ph.D. Age 52	Director since July 2013 Finance Committee Nominating and Governance Committee
Dr. Vandebroek has been an executive with Xerox Corporation, the world’s leading enterprise for business process and document management, since 2002. Most recently, Dr. Vandebroek has been serving as Xerox’s Chief Technology Officer and Corporate Vice President, as well as President of the Xerox Innovation Group since 2006. She is responsible for overseeing Xerox’s research centers in Europe, Asia, Canada and the U.S., as well as the Palo Alto Research Center, for which she has served as sole director since 2008. Prior to her current positions, from 2002 to 2005, Dr. Vandebroek was Chief Engineer of Xerox and Vice President of the Xerox Engineering Center. Dr. Vandebroek is a Fellow of the Institute of Electrical & Electronics Engineers, a Fulbright Fellow and a Fellow of the Belgian-American Educational Foundation. Dr. Vandebroek was inducted into the Women in Technology International Hall of Fame and elected into the Royal Flemish Academy for Arts & Sciences. Dr. Vandebroek holds more than a dozen U.S. patents and serves on the advisory council of the Dean of Engineering at the Massachusetts Institute of Technology. Dr. Vandebroek has also served as a member of the board of directors of Analogic Corporation, a designer and manufacturer of advanced medical imaging and airport security systems, since 2008. Dr. Vandebroek holds an undergraduate degree in engineering and a master’s degree in electro-mechanical engineering from Katholieke Universiteit Leuven, Leuven, Belgium, and she holds a Ph.D. in electrical engineering from Cornell University in Ithaca, New York. The Board of Directors values her depth of knowledge and experience in technology and business processes as well as her track record of innovation and managing balanced R&D portfolios for large global enterprises.

Class I Directors Whose Terms Expire in 2015
William T. End Age 66	Director since July 2000 Lead Director Audit Committee (Chair) Compensation Committee Nominating and Governance Committee

Mr. End was Chairman and Chief Executive Officer of Cornerstone Brands, Inc., a privately-held catalog retailer, from 1995 to 2001, and Executive Chairman of that company from 2001 until his retirement in 2002. In these executive roles Mr. End was responsible for all corporate functions as well as board function and activity. Prior to joining Cornerstone Brands, Mr. End held various positions at Land’s End, Inc., a publicly traded catalog retailer, from 1991 to 1995, including President and Chief Executive Officer. From 1975 to 1991, Mr. End held various positions at L.L. Bean, Inc., a privately-held catalog retailer, including Executive Vice President and Chief Marketing Officer. Mr. End has significant executive experience with a particular focus on marketing and product development. Mr. End was a director and chairman of Eddie Bauer Holdings, Inc., a catalog retailer, from 2005 to 2009, a director of New England Business Services, Inc., a business-to-business direct marketing company, from 2000 to 2003, Hannaford Bros. Co., a supermarket and grocery retailer, from 1995 to 2000, and Land’s End, Inc. from 1991 to 1995. He also has been a director of several non-public companies. In these capacities, Mr. End has developed significant experience with board function and corporate governance. Mr. End received a B.S.B.A. from Boston College and earned an M.B.A. from Harvard Business School. The Board of Directors values Mr. End’s extensive public and private company board and general management experience, particularly in the areas of sales and marketing.

Barry C. Johnson, Ph.D. Age 70	Director since March 2006 Audit Committee Finance Committee (Chair)
Dr. Johnson served as Dean, College of Engineering, Villanova University, from August 2002 until his retirement in May 2006. From July 2000 to April 2002, he served as Senior Vice President and Chief Technology Officer of Honeywell International, Inc., a worldwide diversified technology and manufacturing company with sales in 2001 exceeding $23 billion. As Chief Technology Officer, Dr. Johnson was responsible for setting the strategic direction and prioritization of Honeywell’s research and development organization, which was supported by a global network of more than 15,000 engineers, scientists and researchers. Prior to Honeywell, Dr. Johnson served in several roles beginning in 1976 at Motorola, Inc., a global leader in providing integrated communications solutions, including Corporate Vice President and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also has board oversight and corporate governance experience from his service as a director since September 2005 of Rockwell Automation, Inc., a publicly-traded global automation solutions company, and as a director since August 2003 of Cytec Industries, Inc., a publicly-traded global specialty chemicals and materials company. Dr. Johnson earned a B.M.E. (Bachelor of Mechanical Engineering) from Villanova University and holds a Ph.D. and M.S. in metallurgical engineering and materials science from Carnegie-Mellon University. He also completed a three-year advanced business administration program through Arizona State University’s College of Business Administration. The Board of Directors values Dr. Johnson’s substantial experience as a senior executive for, and director of, various technology companies and for his expertise in scientific research and product development.

Daniel M. Junius Age 61	Director since March 2014 Audit Committee

Mr. Junius has served as President and Chief Executive Officer of ImmunoGen, Inc., a biotechnology company that develops targeted anticancer therapeutics, since January 2009. Prior to that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius has also served as a director of ImmunoGen since November 2008. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Masters in Management from Northwestern University’s Kellogg School of Management. The Board of Directors values Mr. Junius’s depth of executive leadership, strategic thinking and financial expertise, as well as his extensive biotechnology knowledge.

Class III Directors Whose Terms Expire in 2016

Jonathan W. Ayers Age 57	Director and Chairman of the Board since January 2002

Mr. Ayers has been Chairman of the Board, President and Chief Executive Officer of IDEXX since January 2002. Prior to joining IDEXX, Mr. Ayers held various positions at United Technologies Corporation, a provider of high-technology products and support services to customers in the aerospace and building industries worldwide, and its business unit Carrier Corporation. From 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies and the world’s largest manufacturer of commercial and residential HVAC systems and equipment and the leading producer of commercial and transport refrigeration equipment. From 1997 to 1999, Mr. Ayers was President of Carrier’s Asia Pacific Operations, and from 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. In his roles at United Technologies Mr. Ayers gained significant operating experience in leading a global business unit; developed management, finance and strategic planning skills; and developed experience in acquisition integration, line and international operations, and marketing and product development. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983. The Board of Directors values Mr. Ayers’s significant and diverse experience in many areas that are relevant to the company and its operations, including global business management, international operations, financial and strategic planning, business development, marketing, product development and technology.

Robert J. Murray Age 72	Director since February 2005 Compensation Committee (Chair) Nominating and Governance Committee

Mr. Murray served as Chairman of the Board and Chief Executive Officer of New England
Business Service, Inc. (NEBS) from 1995 until his retirement in 2004. NEBS was a publicly-traded business-to-business direct marketing company and had over $500 million in sales during the last fiscal year prior to Mr. Murray’s retirement. As the Chief Executive
Officer of NEBS, Mr. Murray was responsible for all aspects of the business. Mr. Murray held various executive positions at The Gillette Company from 1961 to 1995, including
Executive Vice President, North Atlantic Group from 1991 to 1995, and Chairman of the
Board of Management of Braun AG, a subsidiary of Gillette headquartered in Germany, from 1985 to 1990. In these positions, Mr. Murray developed substantial experience in international business operations and led all aspects of the business for these divisions. Mr.
Murray has served as a director for the following public companies during the years indicated: The Hanover Insurance Group, Inc., a property and casualty insurance company
(since 1996); LoJack Corporation, an automobile security system manufacturer (since
1992); Tupperware Brands Corporation, a consumer-direct seller of personal and household products (since 2004); and Delhaize Group, an international food retailer based in Belgium (from 2001 to 2012). Mr. Murray received a B.S and B.A. from Boston
College and an M.B.A. from Northeastern University and he completed Harvard Business
School’s Advanced Management Program. The Board of Directors values Mr. Murray’s background as a chief executive as well as a leader of a major business unit of a large multi-national corporation, and as a director of several public companies, which has provided him with extensive general management skills and experience in board function and corporate governance.

M. Anne Szostak Age 63	Director since July 2012 Audit Committee Compensation Committee
In 2004, Ms. Szostak founded Szostak Partners, an executive coaching and human resources consulting firm, for which she continues to serve as Chief Executive Officer. Before founding Szostak Partners, Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a Fortune 100 publicly-traded, diversified financial services company. During her tenure at Fleet/Boston, she gained extensive operational and staff management responsibilities, including as Chairman, President and Chief Executive Officer of Fleet-Maine, Chairman and Chief Executive Officer of Fleet Bank-Rhode Island, and Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group. Ms. Szostak has substantial expertise in compensation and governance matters, and audit and investments through her 20 years of experience on various public company boards. Among them, Ms. Szostak served or has served as a director of the following public companies during the years indicated: Tupperware Brands Corporation, a consumer-direct seller of personal and household items (since 2000); Belo Corp., an owner and operator of television stations and their associated websites (from 2004 until the company’s sale in December 2013); ChoicePoint Corporation, a data aggregation company (from 2005 until the company’s sale in 2008); SFN Group, a staffing solutions provider (from 2005 until the company’s sale in 2011); and Dr Pepper Snapple Group, Inc., a beverage manufacturer, bottler and distributor (since 2008). Ms. Szostak also serves on the boards of several local, regional and national non-profit organizations. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School. The
Board of Directors values Ms. Szostak’s significant background in management, finance and human resources, as well as her extensive public company board experience.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the election of the three Class II Director nominees listed above.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the 1934 Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal is commonly referred to as “say-on-pay.”

We asked our stockholders at the 2013 annual meeting of stockholders to approve the compensation of our named executive officers on an advisory basis as disclosed in the proxy statement for the 2013 annual meeting. Our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor of the executive officer compensation. The Board of Directors believes that this vote affirmed stockholders’ support of the Company’s executive compensation program.

We asked our stockholders at the 2011 annual meeting of stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years, and more than 93% of the votes cast were in favor of an annual advisory vote. Given this high vote in favor of an annual advisory vote, our Board of Directors has decided to submit the say-on-pay advisory vote to stockholders each year.

As described in detail in our Compensation Discussion and Analysis set forth below, we maintain a simple executive compensation program that consists almost entirely of base salary, annual performance-based cash bonuses, and equity-based long-term incentives. These elements of compensation have been selected by the Compensation Committee of the Board of Directors (the “Compensation Committee”) because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate, and retain highly skilled executives; to create alignment between management and stockholder interests by establishing a strong connection between compensation, stock ownership and creation of stockholder value; and to reward executives for building a highly engaged, high-performance culture that aligns with the Company’s guiding principles of sustaining market leadership, exceeding the expectations of our customers, empowering and rewarding our employees, innovating with intelligence, cultivating entrepreneurial spirit and contributing to our communities.

Commencing in 2013, annual performance-based cash bonuses for the Chief Executive Officer and his direct reports are determined in accordance with the Senior Executive Team Incentive Plan, or the SET Incentive Plan, as described below under the heading “Compensation Discussion and Analysis.” The SET Incentive Plan, which contains both financial and non-financial performance targets, was implemented in order to further align the payment of annual bonuses to our senior executives to overall Company performance and to the near-term performance of the Company’s long-term business objectives.

With very limited exceptions described below under “Compensation Discussion and Analysis – Determination of Executive Compensation – Benefits and Perquisites,” the Company does not provide any compensation or benefit plans to executive officers that are not also available to other salaried employees. Annual compensation decisions for executive officers are made by the Compensation Committee based on performance and market-related factors described below under “Compensation Discussion and Analysis.”

Features of our executive compensation program include the following:

•	A majority of total executive compensation, delivered in the form of annual performance-based cash bonuses and equity awards, is not fixed and is contingent on both long-term and annual corporate performance.

•	Base salary, annual performance-based bonus opportunity, and equity-based long-term incentive value are targeted to approximately the market median of the Company’s peer group proxy data and survey compensation data.

•	Pursuant to the SET Incentive Plan, the annual performance-based cash bonus plan for the Chief Executive Officer and his direct reports is based on two equally weighted factors: (i) Company financial performance measured against specific metrics selected by the Compensation Committee and (ii) achievement of Company-wide non-financial performance goals focused on strengthening and positioning the Company for sustained future growth and profitability.

•	Our equity awards, which consist of stock options and restricted stock units, typically vest over a five-year period, which aligns interests of executive officers and stockholders.

•	We maintain stock ownership requirements for all executive officers and members of our Board of Directors, further aligning the interests of management and stockholders.

•	The Compensation Committee annually reviews our executive compensation against our peer group proxy data and survey compensation data to assess whether our total executive compensation is both competitive and appropriate.

•	The Compensation Committee annually reviews risk associated with our compensation programs to determine whether our programs may subject the Company to risks that are reasonably likely to have a material adverse effect on the Company.

•	We have adopted a “clawback” policy, under which the Company may seek to recover incentive compensation that the Compensation Committee determines would not have been paid to an executive officer but for fraud or willful misconduct by that executive officer that led to a restatement of our financial results.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement set forth below under the heading “Executive Compensation,” which discusses in detail how our compensation program implements our executive compensation philosophy. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2014 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL THREE

ADOPTION OF IDEXX LABORATORIES, INC. 2014 INCENTIVE COMPENSATION PLAN

On February 12, 2014, our Board of Directors adopted, subject to stockholder approval, the IDEXX Laboratories, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”). The purpose of the 2014 Plan is to assist the Company in retaining and motivating officers and other employees of the Company designated to participate in the 2014 Plan by providing incentive compensation that provides appropriate financial rewards for individual performance.

The 2014 Plan is intended to allow the Company to make annual incentive compensation payments to its Chief Executive Officer and the other executive officers that are not subject to the deduction limitations under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m) limits to $1 million the federal income tax deduction that a publicly-traded corporation may take with respect to compensation paid to its Chief Executive Officer and the three other officers (other than the chief financial officer) whose compensation is required to be reported to stockholders under the 1934 Act by reason of being among the most highly compensated executive officers (“covered employees”). This deduction limitation does not apply to compensation that is considered “performance-based” for purposes of Section 162(m). One of the conditions for compensation to be considered “performance-based” under Section 162(m) is that the material terms under which such compensation will be paid, including the performance goals, be disclosed to and approved by stockholders.

The 2014 Plan became effective on February 12, 2014. However, no award under the 2014 Plan will be payable to a covered employee unless the 2014 Plan has been approved by the stockholders and the other requirements for payment have been satisfied.

The following is a brief description of the 2014 Plan. This summary is qualified in its entirety by reference to the 2014 Plan, a copy of which is attached to this Proxy Statement as Appendix A. You may also obtain a copy of the 2014 Plan by accessing this Proxy Statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of the Company’s website, or by contacting the Corporate Secretary of the Company at the Company’s headquarters.

Administration

The Compensation Committee, which consists solely of “outside directors,” for purposes of Section 162(m), will administer the 2014 Plan. The Compensation Committee has full power and authority, subject to the provisions of the 2014 Plan, to interpret, construe and administer the 2014 Plan and awards granted thereunder. In administering the 2014 Plan, the committee has the power, right and responsibility (i) to designate participants in the plan; (ii) to establish performance goals and targets and other terms and conditions that are to apply to each participant’s award under the plan; (iii) to certify in writing prior to the payment with respect to any award under the plan that the performance goals for a specified performance period and other material terms applicable to the award have been satisfied; (iv) subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an award under the plan is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the committee’s discretion or whether a participant may elect deferred payment; and (v) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the plan as it deems necessary or advisable to implement the terms and conditions of the plan. The Compensation Committee may delegate some or all of its power and authority under the 2014 Plan to the Chief Executive Officer or other executive officer of the Company as the committee deems appropriate, provided that, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the committee’s judgment, is likely to be a covered employee at any time during the applicable performance period or during any period in which an award may be paid under the 2014 Plan following a performance period, only the Compensation Committee is permitted to (i) designate such person to participate in the 2014 Plan for such performance period, (ii) establish performance goals and awards under the 2014 Plan for such person, and (iii) certify the achievement of such performance goals.

Eligibility

Individuals eligible to participate in the 2014 Plan are the officers or other employees of the Company or any of its subsidiaries who are designated by the Compensation Committee to participate in the 2014 Plan (“Participants”). The Compensation Committee has designated Mr. Ayers, our Chief Executive Officer and certain other executive officers of the Company, including named executive officers Mr. Jay Mazelsky, Dr. Johnny D. Powers and Dr. Michael J. Williams, as the Participants in the 2014 Plan for the 2014 fiscal year.

Awards

Not later than the earlier of 90 days after the beginning of each performance period under the 2014 Plan and the expiration of 25% of the applicable performance period, the Compensation Committee will (i) designate one or more performance periods, which shall be one or more of the Company’s fiscal years or a portion of any fiscal year of the Company, as the committee may establish; (ii) determine the Participants for each performance period; (iii) establish one or more objective performance goals for each Participant or any group of Participants (or both) and specify any adjustments to such performance goals necessary to exclude the impact of unusual or non-recurring items and the cumulative effect of accounting changes for the performance period; and (iv) establish an award opportunity for each Participant or group of Participants, based upon the achievement of such performance goals, which award opportunity shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of a Participant’s annual base salary.

To the extent necessary for an award under the 2014 Plan to be “performance-based” under Section 162(m) of the Code and the regulations thereunder, performance goals established by the Compensation Committee must be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, net income, revenues, organic revenues, gross profit, operating margins, gross margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, growth rates, cost control, strategic initiatives, market share, product development, before- or after-tax income, attainment by a share of the Company’s common stock of a specified fair market value for a specified period, price-to-earnings growth or return on invested capital of the Company or a subsidiary, affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals may be applied by excluding the effect of restructurings, acquisitions, discontinued operations, debt refinancing costs, changes in foreign currency exchange rates, extraordinary items, litigation, asset dispositions, non-cash writedowns and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

The 2014 Plan establishes a maximum award payment for each Participant under the plan of $5 million per performance period, and in the event that there are two or more performance periods during any calendar year, the maximum award payment under the plan is $10 million for such calendar year. The Compensation Committee retains the discretion under the 2014 Plan to reduce the amount of any payment with respect to any award that would otherwise be made to any Participant pursuant to the performance goals established in accordance the plan, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in the 2014 Plan or are assessed on an objective or subjective basis. With respect to each award under the 2014 Plan, the Compensation Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m), or who, in the Compensation Committee’s judgment, is likely to be a covered employee at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the committee may only establish such terms as would permit an award payable upon the achievement of the performance goals to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “performance-based.”

Following the conclusion of each performance period and prior to the payment of any award under the 2014 Plan, the Compensation Committee will certify in writing that the performance goals for the applicable performance period and other material terms applicable to the award have been satisfied. The award amount shall be paid in (i) cash, (ii) Common Stock or stock units under the Company’s 2009 Stock Incentive Plan, as amended (the “2009 Plan”) or any successor equity plan of the Company, or (iii) a combination of (i) and (ii), in each case subject to such restrictions as the Compensation Committee shall determine. Payment to each Participant shall be made not later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture, unless payment is deferred in accordance with the requirements of Section 409A of the Code.

All awards under the 2014 Plan are subject the Company’s Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements (as may be amended from time to time), and any successor or replacement policy, also known as a “clawback” policy, under which the Company can recover annual performance-based cash incentive compensation granted to executive officers on or after March 3, 2010.

Amendment and Termination of 2014 Plan

The Company’s Board of Directors may amend the 2014 Plan as it will deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m), provided that no amendments to the 2014 Plan may materially impair the rights of a Participant with respect to an outstanding performance period without the consent of such Participant. The Board of Directors may terminate the 2014 Plan at any time.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the 2014 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular Participant in the 2014 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws. This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to Participants in the 2014 Plan. This discussion assumes that the 2014 Plan complies with or is exempt from Section 409A of the Code. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2014 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences discussed below.

If an award under the 2014 Plan is paid in cash or cash equivalents, a Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent. In accordance with the exercise of the discretion of the Compensation Committee under the 2014 Plan, a portion or all of an award under the 2014 Plan may be paid to a Participant in stock, restricted stock, stock options, or other stock-based or stock-denominated units, pursuant to the 2009 Plan or any successor equity plan. In such case, the federal income tax consequences of such payment to the Participant will depend on the type of equity award granted. Assuming that our stockholders approve the 2014 Plan and that the other requirements of Section 162(m) are satisfied, the Company will be entitled to a corresponding deduction for federal income tax purposes equal to the amount of income recognized by Participants in the 2014 Plan.

New Plan Benefits

The amounts of awards for fiscal year 2014 or subsequent years will be determined based upon objective performance goals the outcome of which, when established, will be substantially uncertain. In addition, such awards will be subject to the Compensation Committee’s right to reduce any Participant’s award by any amount in the committee’s sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2014 or subsequent years at this time. Moreover, because the Compensation Committee can reduce each Participant’s award under the 2014 Plan by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2013 had the 2014 Plan been in effect during such year. If the 2014 Plan had been in effect during fiscal year 2013, the maximum award payable to each Participant under the 2014 Plan would have been $5 million (or, in the event that there had been two or more performance periods during 2013, the maximum aggregate award payable to each Participant for all such performance periods would have been $10 million), although if the 2014 Plan had been in effect for the 2013 fiscal year, and if award opportunities under the plan equaled such maximum amount, we believe that the Compensation Committee would have exercised its discretion to reduce such awards. See the Summary Compensation Table set forth below under the heading “Executive Compensation” for the awards the Compensation Committee actually determined to pay our named executive officers for the 2013 fiscal year.

  Recommendation of the Board of Directors

  The Board of Directors recommends that you vote FOR the proposal to adopt the 2014 Plan.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP (“PwC”), to serve as our independent registered public accounting firm for 2014.

Although stockholder approval of the Audit Committee’s selection of PwC is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PwC will be present at the 2014 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the 2014 Annual Meeting, the Audit Committee will reconsider its selection of PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of PwC as our independent registered public accounting firm for 2014.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors of the Company, which we refer to as the Board of Directors or the Board, consists of nine members. The Board of Directors meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The Board of Directors has delegated various responsibilities and authority to different Board committees as described below under the heading “Committees of the Board.”

The Board of Directors is responsible for monitoring the overall performance of IDEXX. Among other things, the Board of Directors, directly and through its committees, establishes corporate policies, oversees compliance and ethics, reviews the performance of the Chief Executive Officer and the compensation of executive officers, reviews and approves the annual budget, oversees the management of risk, reviews and approves certain transactions and reviews the Company’s long-term strategic plans.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of IDEXX. Members of the Board of Directors keep informed about the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports regularly sent to them by management and through discussions with the Chief Executive Officer and other officers and members of management.

Directors are responsible for attending Board meetings and meetings of committees on which they serve and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. The Board of Directors held seven meetings and Board committees held twenty three meetings in 2013. Each of our Directors attended at least seventy-five percent or more of the meetings of the Board and Board committees on which he or she served in 2013. It is our policy to schedule Board and committee meetings to coincide with the annual meeting of stockholders, and Directors are expected to attend the 2014 Annual Meeting. Last year, all of the individuals then serving as Directors attended our annual meeting.

Director Independence

Under our Corporate Governance Guidelines, a substantial majority of our Directors must be “independent” as defined by the rules of the NASDAQ Stock Market (“NASDAQ”). Under the charters of each of the standing committees of our Board of Directors, each of the members of those committees is required to be independent as defined by those rules. Under the charter of the Audit Committee, each member of the Audit Committee is also required to satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the 1934 Act. Under the charter of the Compensation Committee, each member of the Compensation Committee is also required to satisfy the heightened independence standard applicable to compensation committees described in NASDAQ Rule 5605(d)(2)(A).

The Nominating and Governance Committee annually determines the independence of each Director. The Nominating and Governance Committee has determined that (i) each current Director (including each nominee for Director), other than Mr. Ayers, who is the President and Chief Executive Officer of the Company, is independent under NASDAQ rules; (ii) each member of the Audit Committee satisfies the independence criteria of Rule 10A-3(b)(1) under the 1934 Act; and (iii) after taking into consideration the factors applicable to the independence of compensation committee members described in NASDAQ Rule 5605(d)(2)(A), each member of the Compensation Committee satisfies the independence criteria of NASDAQ rules. Mr. Joseph Vumbacco, who served on our Board of Directors and as a member of the Audit Committee through May 8, 2013, was independent under NASDAQ rules and Rule 10A-3(b)(1) during his tenure on the Board and the Audit Committee in 2013. Mr. Brian P. McKeon, who served on our Board of Directors through December 31, 2013 and as a member of the Audit Committee and the Compensation Committee through October 11, 2013, was independent under NASDAQ Rules and Rule 10A-3(b)(1) until October 11, 2013, the date that Mr. McKeon accepted an offer to become our Executive Vice President, Chief Financial Officer and Treasurer, effective January 1, 2014. Mr. McKeon resigned from the Audit Committee and the Compensation Committee, effective as of October 11, 2013, and resigned from the Board effective as of December 31, 2013.

In determining Dr. Vandebroek’s independence, the Nominating and Governance Committee considered Dr. Vandebroek’s position as an executive officer of Xerox Corporation (“Xerox”), a provider of office technology equipment and other related services for the Company. The Nominating and Governance Committee considered such factors including, among other things, the fact that the Company’s relationship with Xerox predated Dr. Vandebroek joining Xerox, that Dr. Vandebroek did not participate in the negotiation of any transactions with Xerox for its services, that such services were provided on arm’s length terms and conditions and in the ordinary course of business and that the services provided by Xerox were routine and limited in scope (the Company paid Xerox approximately $165,000 in 2012 and approximately $121,000 in 2013 for office technology equipment and other related services). Based on the factors considered by the Nominating and Governance Committee, the committee concluded that these transactions would not affect Dr. Vandebroek’s independence.

Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy under which the Audit Committee is required to review and approve any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. The Audit Committee may approve any such transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with the best interests of the Company. A related person under this policy is any executive officer, Director, nominee for Director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. The policy provides that a “direct or indirect material interest” does not arise solely from the related person’s position as an executive officer of another entity involved in a transaction with the Company, where (a) the related person owns less than a 10% equity interest in such entity, (b) the related person and his immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction, and (d) the amount involved in the transaction equals less than 2% of the consolidated gross revenues of the Company for its most recent fiscal year.

In February 2014, the Audit Committee determined that, since January 1, 2013, there were no related person transactions requiring review and approval. In making this determination, the committee considered that Mr. McKeon, who has been Executive Vice President and Chief Financial Officer of the Company since January 1, 2014 and who served on our Board of Directors from July 2003 through December 2013, also served as an executive officer of Iron Mountain Incorporated, a provider of document storage and escrow services for the Company, from April 2007 through December 2013. The Audit Committee also considered Dr. Vandebroek’s employment with Xerox, as described above under the heading “Director Independence.” The Audit Committee reviewed the Company’s relationship with Iron Mountain and Xerox and determined that these relationships are not related person transactions requiring approval under our related person transaction policy, because neither Mr. McKeon nor Dr. Vandebroek has a “direct or indirect material interest” in these transactions, as defined in the policy.

Committees of the Board

The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee, and Finance Committee, each of which is described briefly below. Each of these committees acts pursuant to a written charter that is approved by the Board of Directors and reviewed annually by the applicable committee, the Nominating and Governance Committee and the Board of Directors. Current

copies of each committee’s charter can be accessed on the Corporate Governance section of our website, www.idexx.com, or by contacting our Corporate Secretary at the Company’s principal executive offices.

Audit Committee

The Audit Committee is responsible for overseeing the accounting, internal control, financial reporting and audit processes of the Company, including the selection, retention and oversight of the Company’s independent auditors. The current Audit Committee members are Mr. End (chair), Mr. Craig, Dr. Johnson, Mr. Junius and Ms. Szostak, each of whom has been determined by our Board of Directors to satisfy the criteria for independence and other requirements applicable to members of audit committees under NASDAQ rules and the independence rules contemplated by Rule 10A-3 under the 1934 Act. The Nominating and Governance Committee has determined that each member of the Audit Committee has the financial or accounting experience or background required by NASDAQ rules, and that each of Mr. End, Mr. Junius and Ms. Szostak is an “audit committee financial expert” as defined by the SEC.

The Audit Committee oversees elements of the Company’s risk management activities and also reviews and approves all related person transactions. The Audit Committee meets from time to time with the Company’s financial personnel, other members of management, internal audit staff and independent auditors regarding these matters. The Audit Committee met nine times in 2013. The committee has adopted procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation, and the Company will provide appropriate funding for payment of such services, as determined by the Audit Committee.

Compensation Committee

Committee Responsibilities and Members. The Compensation Committee oversees the management compensation philosophy and practices of IDEXX, evaluates the performance of the Chief Executive Officer, determines the compensation of the Chief Executive Officer and approves the compensation of the other executive officers, reviews management’s overall leadership development plan, oversees the Company’s equity compensation and benefit plans, determines any stock ownership and retention guidelines applicable to the Company’s executive officers and Directors and reviews compliance by executive officers and Directors with those guidelines, reviews compensation of Directors, oversees the Company’s policies on structuring compensation programs to preserve tax deductibility, analyzes the risks associated with the Company’s compensation practices and reviews the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement. The Compensation Committee charter does not provide for any delegation of these duties except to a sub-committee or individual members of the committee as the Compensation Committee may determine. The Compensation Committee has delegated to the chair of the committee the authority to grant equity awards to new officers of the Company between scheduled meetings of the committee following consultation with the Chief Executive Officer.

The Compensation Committee reviews Director compensation periodically and makes a recommendation to the Board of Directors. The Chief Executive Officer, General Counsel and Corporate Vice President of Human Resources assist the Compensation Committee in its review of Director compensation by providing information and preparing meeting materials. No other executive officers of the Company are involved in the Board’s review and determination of Director compensation.

The current Compensation Committee members are Mr. Murray (chair), Mr. Craig, Mr. End and Ms. Szostak, each of whom is independent under NASDAQ rules.

Committee Procedures. Compensation Committee meetings are scheduled and agendas determined through consultation among the Chief Executive Officer, the General Counsel, the Corporate Vice President of

Human Resources and the Compensation Committee chair. In February of each year, the committee meets to approve the bonus amounts for the Chief Executive Officer, and to review and approve the Chief Executive Officer’s recommended bonuses for other executive officers, for the year just concluded, making such changes to the Chief Executive Officer’s recommendations as it deems appropriate. At this meeting, the committee also determines the annual equity award and current year base salary for the Chief Executive Officer and reviews and approves the Chief Executive Officer’s recommendations for equity awards and current year base salaries for the other executive officers, making such changes to the Chief Executive Officer’s recommendations as it deems appropriate. The Compensation Committee meets at other times during the year as needed to review executive compensation and otherwise to perform the duties described in its charter. During 2013, the Compensation Committee met six times.

Use of Compensation Consultants. The Compensation Committee has authority to engage advisers to support its work at the Company’s expense, taking into consideration the applicable factors affecting the independence of such advisers that are required by SEC and NASDAQ rules. The committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as a consultant to the committee, with the following duties generally:

•	providing the committee with analysis pertaining to executive and Director compensation program design, including industry survey analysis, explanation of trends, best practices and regulatory changes;

•	recommending a relevant group of peer companies against which to assess competitiveness and appropriateness of the Company’s executive and Director compensation;

•	analyzing peer companies’ annual executive and Director compensation to assist the committee in determining the appropriateness of the Company’s executive and Director compensation;

•	reviewing any proposed changes to executive and Director compensation program design;

•	analyzing the Company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the Company; and

•	providing specific analysis periodically as requested by the Compensation Committee.

During 2013, the Compensation Committee engaged FW Cook to, among other things, analyze and modify the relevant group of peer companies used to assess competitiveness and appropriateness of the Company’s executive compensation; review competitiveness and appropriateness of the total compensation of the Company’s executive officers; review the appropriateness of the Company’s Director compensation; advise on the suspension of the executive deferred compensation plan; review performance share plans; review compensation disclosure materials; analyze the Company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the Company; and update and advise the Compensation Committee on general trends and regulatory developments in executive and Director compensation with respect to total compensation, forms of compensation and stock compensation.

FW Cook is engaged by the Compensation Committee and provides consulting support to the Compensation Committee. FW Cook provides no services to the Company other than those provided to the committee. The chair of the Compensation Committee reviews and approves all invoices pertaining to services provided by FW Cook. Members of management work with FW Cook to the extent necessary to provide FW Cook with information necessary for its consulting work and to prepare materials for committee and Board review.

In February 2014, the Compensation Committee considered whether its work with FW Cook raised any conflicts of interest in light of the factors regarding a compensation adviser’s independence described in SEC and NASDAQ rules. Based on these factors, the Compensation Committee determined that the work of FW Cook and the individual compensation advisors employed by FW Cook who provided services to the Compensation Committee has not created any conflict of interest.

Analysis of Risk Associated with Compensation Practices. The Compensation Committee engaged FW Cook to conduct an analysis of the Company’s compensation practices in order to assist the committee in determining whether those practices created risks that were reasonably likely to have a material adverse effect on the Company. The results of this analysis were presented by FW Cook to the Compensation Committee in February 2014. Based on this analysis, the Compensation Committee determined that the Company’s compensation practices were not reasonably likely to have a material adverse effect on the Company.

Role of Company Executives. As provided by the Compensation Committee charter, the Company’s Chief Executive Officer is responsible for recommending to the Compensation Committee annual compensation for the rest of the executive officers. The Compensation Committee approves compensation for these executive officers and may make such changes to the compensation recommended by the Chief Executive Officer as it deems appropriate. The Compensation Committee charter also provides that the committee determines the Chief Executive Officer’s annual compensation and meets without the presence of any executive officers of the Company when approving or deliberating on Chief Executive Officer compensation.

In addition to the Chief Executive Officer, the Company’s Corporate Vice President of Human Resources and General Counsel also work with the committee chair to set committee agendas, prepare materials for committee meetings, and generally attend meetings and prepare meeting minutes. However, members of management, including the Chief Executive Officer, are not present in committee meetings when matters related to their individual compensation are under discussion. No other executive officer is involved in supporting Compensation Committee activities or executive compensation recommendations.

Compensation Committee Interlocks and Insider Participation. Mr. Murray (chair), Mr. Craig, Mr. End, Mr. McKeon and Ms. Szostak served on the Compensation Committee during 2013. None of these members of the Compensation Committee were, during 2013, an officer or employee of the Company or any of its subsidiaries. During 2013, none of our executive officers served as a Director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our Directors or as a member of our Compensation Committee, or other committee serving an equivalent function.

Nominating and Governance Committee

The Nominating and Governance Committee advises and makes recommendations to the Board of Directors with respect to corporate governance practices, including Board organization, function, membership and performance, and succession planning for the Chief Executive Officer. The Nominating and Governance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary. The current Nominating and Governance Committee members are Dr. Henderson (chair), Mr. End, Mr. Murray and Dr. Vandebroek, each of whom is an “independent director” as defined by NASDAQ rules. The Nominating and Governance Committee met five times in 2013.

The Nominating and Governance Committee identifies, evaluates, recruits and makes recommendations to the Board of Directors regarding candidates to fill vacancies on the Board, using criteria set forth in the Company’s Corporate Governance Guidelines described below. The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes receiving recommendations from our Directors, management and stockholders, holding meetings to evaluate biographical information and background material relating to potential candidates and interviewing selected candidates.

In addition to receiving recommendations from our Directors, management and stockholders, the Nominating and Governance Committee, in some instances, will engage an executive search firm to assist in recruiting Director candidates. In such cases, the search firm assists the Nominating and Governance Committee in identifying potential candidates that fit the Board of Directors’ search criteria; obtaining candidate resumes and other biographic information; conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the Board of Directors; scheduling interviews with the Nominating and Governance Committee, other members of the Board of Directors, and management; performing reference checks; and assisting in finalizing arrangements with candidates who receive an offer to join the Board.

At the 2014 Annual Meeting, stockholders will have the first opportunity to vote on the re-election of Dr. Vandebroek, who was appointed to the Board as a new Director in July 2013. Dr. Vandebroek was originally identified by the Nominating and Governance Committee as a candidate for Director by a non-management director.

Stockholders who want to recommend a nominee for Director should submit the name of such nominee to the Corporate Secretary of IDEXX at the Company’s principal executive offices, together with biographical information and background material sufficient for the Nominating and Governance Committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will apply the same criteria, and follow substantially the same process, in considering stockholder recommendations that comply with these procedures as it does in considering other candidates. Stockholders also have the right under the Company’s Amended and Restated By-Laws to nominate Director candidates directly, without any action or recommendation on the part of the Nominating and Governance Committee or the Board of Directors, by following the procedures described below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on the Company’s proxy card for the next annual meeting. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s Amended and Restated By-Laws will not be included on the Company’s proxy card for the next annual meeting, but may be included on proxies the nominating stockholders may seek independently.

The Nominating and Governance Committee annually reviews the performance of the Board of Directors, its committees and each of the Directors. The Nominating and Governance Committee is also responsible for annually reviewing with the Board of Directors the requisite skills and criteria for all Board members, as well as the composition of the Board of Directors as a whole, and annually assessing, for each Director or person nominated to become a Director, the specific experience, qualifications, attributes and skills that lead the committee to conclude that such Director or nominee should serve as a Director in light of the Company’s business and structure. In performing these reviews, the Nominating and Governance Committee gives appropriate consideration to each Director’s or nominee’s:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company;

•	willingness to contribute positively to the decision-making process of the Company;

•	skills in one or more areas that are relevant to the Company and its operations, including, without limitation, familiarity with science and technology, finance and accounting, marketing and product development, strategy, government regulation and affairs and/or corporate governance;

•	commitment to understand the Company and its industry and to regularly attend and participate in Board and committee meetings;

•	interest and ability to understand the sometimes conflicting interests of the Company’s various constituencies, which include stockholders, employees, customers, government entities, creditors and the general public, and to act in the interests of all stockholders; and

•	absence of any conflict of interest, or appearance of a conflict of interest, that would impair the Director’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a Director.

Although we do not have a formal policy on diversity for members of the Board of Directors, our Corporate Governance Guidelines provide that the value of diversity will be considered when the Nominating and Governance Committee considers nominees to the Board and evaluates the composition of the Board of Directors as a whole. In considering the value of diversity, the Nominating and Governance Committee considers representation of different races, religions, national origins, gender, sexual orientations and disabilities, but also considers a range of different experiences, educations, backgrounds, skills and knowledge.

The Board of Directors seeks a composition of members with experience in a variety of management disciplines, as set forth above. Typically each Director will have extensive experience in one or more of these areas and the Board of Directors collectively will have expertise in all of these areas. In February 2014, the Nominating and Governance Committee reviewed the experience, qualifications, attributes and skills of each Director and nominee, as described for each Director in Proposal One above, and concluded that they each had the requisite background to serve as a Director in light of the Company’s business and structure.

Finance Committee

The finance committee of the Board of Directors (the “Finance Committee”), which is composed of independent directors pursuant to NASDAQ rules, advises the Board of Directors with respect to financial matters, including capital structure and strategies, financing strategies, investment practices, major financial commitments, financial risk management, acquisitions and divestitures, and stock repurchase activities, including changes in parameters of repurchase programs such as number of shares authorized for repurchase and maximum repurchase prices. In addition, the Finance Committee monitors the Company’s liquidity and financial condition, oversees the Company’s financial risk management activities (including foreign currency hedging and transactions involving derivatives), reviews and approves proposed acquisitions and divestitures having values up to $20 million and reviews and approves non-budgeted expenditures requiring Board approval. The current Finance Committee members are Dr. Johnson (chair), Dr. Henderson and Dr. Vandebroek. The Finance Committee met three times during 2013.

The Finance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary to carry out its responsibilities and is empowered, without further action of the Board, to cause the Company to pay the ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

Board’s Leadership and Structure

The Company’s Corporate Governance Guidelines provide that the Board of Directors is free to select the Chairman of the Board and the Chief Executive Officer in any way it deems best for the Company’s stockholders at any point in time. The Board of Directors does not have a predetermined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be combined or separate. The Corporate Governance Guidelines provide that the Nominating and Governance Committee shall periodically assess the Board of Directors’ leadership structure, including whether the offices of Chairman of the Board and Chief

Executive Officer should be combined or separate and why the Board’s leadership structure is appropriate given the specific characteristics or circumstances of the Company. The Chairman of the Board is currently Mr. Ayers, the Company’s Chief Executive Officer. As described below, the Company’s Corporate Governance Guidelines provide that when the Chairman of the Board is not an independent Director, the independent Directors elect a Lead Director from among the independent Directors. The Lead Director is currently Mr. End.

The Lead Director chairs meetings of the independent Directors in executive session. Such executive sessions of independent Directors occur at each regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer. The Lead Director also: facilitates communications between other members of the Board of Directors and the Chairman of the Board and/or Chief Executive Officer (although any Director is free to communicate directly with the Chairman of the Board and Chief Executive Officer); works with the Chairman of the Board and the Chief Executive Officer in the preparation of the agenda for each Board meeting; and consults with and advises the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board functions.

The Chairman of the Board has no greater nor lesser vote on matters considered by the Board of Directors than any other Director. All Directors, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. As discussed above under the heading “Director Independence,” each Director other than Mr. Ayers is an independent director under the NASDAQ rules, and every member of each standing Board committee is also independent as defined by those rules.

The Nominating and Governance Committee has assessed the Board of Directors’ leadership structure, including whether the offices of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the specific characteristics or circumstances of the Company. The Nominating and Governance Committee determined that the Company’s leadership structure, consisting of a combined full-time Chairman of the Board and Chief Executive Officer, subject to oversight by the Company’s independent Directors, including an independent Lead Director, is appropriate for the following reasons. The Chief Executive Officer is responsible for the day-to-day management of the Company and the development and implementation of the Company’s strategy, and has access to the people, information and resources necessary to facilitate Board functions. Therefore, the Board of Directors believes that the Chief Executive Officer is best positioned to develop the agenda for the Board of Directors supported by regular consultation and input from the Lead Director, and to lead discussions at Board meetings regarding the Company’s strategy, operations and results. In addition, it is the Board of Directors’ opinion that Mr. Ayers’s interests, including through a personal and meaningful ownership of the Company’s Common Stock, are aligned with the interests of the stockholders. Finally, as described above, oversight of the Company is the responsibility of the Board of Directors as a whole, which is comprised entirely of independent Directors, other than Mr. Ayers, including an independent Lead Director.

Board’s Role in Risk Oversight

The Company’s management is responsible for risk management on a day-to-day basis. The Board of Directors oversees the risk management activities of management directly and through its committees by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, legal, compliance and regulatory risk, and operational risks; the Audit Committee oversees risk management activities related to accounting, auditing, internal control and insurance matters; the Finance Committee oversees risk management activities relating to investment policy, foreign currency hedging activities and financial instruments; the Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Nominating and Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

The Company conducts an annual enterprise risk assessment as part of its annual strategic planning process. The risk assessment process involves an identification and assessment by senior line of business and functional leaders of the particular risks relevant to their lines of business and functional areas, the materiality of those risks and plans to mitigate these risks to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact. Management shares the result of this risk assessment with the full Board of Directors at its July meeting when the Board of Directors discusses the Company’s annual strategic plan and at other times during the year as part of normal business discussions. Certain key risks and related mitigation plans are also reviewed throughout the year either by the Board of Directors or its committees.

The Company also conducts a compliance risk assessment, the results of which are shared by management with the full Board of Directors. This risk assessment involves an identification and assessment by functional leaders of the particular legal and regulatory compliance risks relevant to their areas of responsibility. The risks are ranked based on materiality and frequency of identification by functional leaders. Plans to mitigate these top risks are also shared and discussed with the full Board of Directors during its October meeting and at other times during the year as part of normal business discussions.

The Audit Committee reviews linkages between the critical risk findings, management preparedness or plans to address those risks, and internal audit’s tests of those plans. The Audit Committee seeks to ensure that the internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the director of internal audit. The Audit Committee also provides an open channel of communication between internal audit and the Board of Directors; meets independently with the Company’s internal auditors, independent auditors and management; and discusses with management the Company’s major policies with respect to risk assessment and risk management, including an annual review of the Company’s insurance coverage.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which can be accessed on the Corporate Governance section of our website located at www.idexx.com. The Board of Directors also has adopted a code of ethics that applies to all of our employees, officers and Directors, which can be accessed at the Internet address above. You can receive copies of the guidelines or the code by contacting our Corporate Secretary at the Company’s principal executive offices. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of ethics. Among other matters, the Corporate Governance Guidelines provide as follows:

•	A substantial majority of the members of the Board of Directors are independent Directors, as defined by NASDAQ rules.

•	The Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee consist entirely of independent Directors.

•	The Nominating and Governance Committee recommends to the Board of Directors for nomination all nominees for election to the Board of Directors, except where the Company is legally required by contract, by law or otherwise to provide third parties with the right to nominate Directors.

•	The Nominating and Governance Committee is responsible for periodically reviewing the requisite skills and criteria for Board members, as well as the composition of the Board of Directors as a whole, using the criteria described above under the heading “Committees of the Board – Nominating and Governance Committee.”

•	The Nominating and Governance Committee is responsible for annually assessing the performance of the Board of Directors, its committees and each individual Director.

•	When the Chairman of the Board is not an independent Director, the independent Directors elect a Lead Director, currently Mr. End, from among the independent Directors. The Lead Director, among other responsibilities described above under the heading “Board’s Leadership and Structure,” chairs meetings of the independent Directors and consults with the Chairman of the Board regarding meeting agendas.

•	Independent Directors meet at each Board meeting apart from management Board members and other management representatives.

•	At least annually, the Board of Directors reviews the Company’s corporate strategy.

•	The Board of Directors approves the Chief Executive Officer’s goals annually.

•	At least annually, the Compensation Committee, in consultation with all independent Directors, evaluates the performance of the Chief Executive Officer.

•	The Chief Executive Officer reports to the Board of Directors at least annually on succession planning.

•	Board members have complete access to management and are encouraged to make regular contact.

•	The Board of Directors will give appropriate attention to written communications that are submitted to the Board of Directors by our stockholders. The process for submitting such communications to the Board of Directors is described below under the heading “Communications from Stockholders.”

•	Individual Directors whose professional responsibilities outside of their involvement with the Company change from those held when they were last elected to the Board of Directors (except for promotions) should volunteer to resign from the Board of Directors, giving the Board an opportunity to review the appropriateness of their continued Board membership under the changed circumstances.

•	Any Director who turns age 73 while serving as a Director is expected to retire from the Board of Directors effective at the next annual meeting of stockholders following the date on which he or she turns 73.

•	Directors cannot serve on more than four other public company boards, Audit Committee members cannot serve on more than two other public company audit committees, and Directors who are Chief Executive Officers of other companies cannot serve on more than two other public company boards (including the board of their employer).

•	Directors must inform the Chairman of the Board and the chair of the Nominating and Governance Committee of any public company directorship they have been offered before accepting such offer to ensure that acceptance of such directorship would not create a conflict with the Director’s duties as a Director of the Company.

Policy on Short Sales, Derivative Transactions and Hedging

In March 2014, the Board of Directors adopted a Policy on Short Sales, Derivative Transactions and Hedging. The policy generally prohibits any director, officer or employee of the Company, or any family member or affiliate of any of the foregoing, from engaging in (i) any short sales of the Company’s securities, (ii) purchases or sales of puts, calls or other derivative securities based upon the Company’s securities, or (iii) purchases of financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Communications from Stockholders

Written communications to the Board of Directors can be submitted by electronic mail on our website, www.idexx.com, by clicking on the “Contact Us” icon located in the Corporate Governance section of the website, or by writing to our Corporate Secretary at the address of the Company’s principal executive offices. The Nominating and Governance Committee will review all such communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the 1934 Act, the Company’s Directors, executive officers and any persons holding more than 10% of our outstanding Common Stock (collectively, “Reporting Persons”) are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the SEC on forms prescribed by the SEC. The SEC has established specific due dates and IDEXX is required to disclose in this Proxy Statement any failure to file by those dates.

Based solely on our review of (i) copies of Section 16(a) reporting forms that IDEXX received from Reporting Persons for transactions occurring during the Company’s 2013 fiscal year, and (ii) written representations received from one or more of such Reporting Persons that no annual Form 5 reports were required to be filed by them for the Company’s 2013 fiscal year, IDEXX believes that no Reporting Persons failed to file on a timely basis reports required by Section 16(a), except that a Form 4 was filed late on behalf of Merilee Raines, our former Chief Financial Officer, to report four dispositions of our Common Stock.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the fees of PwC billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services. For fiscal year 2013, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2013	2012

Audit fees	$1,760,179	$1,574,276
Audit-related fees	135,000	147,570
Tax fees	454,730	260,470
All other fees	11,163	20,281

	$2,361,072	$2,002,597

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of internal control over financial reporting; statutory audits or financial audits for subsidiaries or affiliates of IDEXX; services associated with periodic reports and other documents filed with the SEC; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential acquisitions.

Tax Fees. Consists of tax compliance fees ($147,181 and $86,489 in 2013 and 2012, respectively), and tax advice and tax planning fees ($307,549 and $173,981 in 2013 and 2012, respectively). These services included U.S. federal, state and local tax planning and compliance advice; international tax planning and compliance advice; and review of federal, state, local and international income, franchise and other tax returns.

All Other Fees. Consists of fees billed for services rendered in connection with an audit and certification of reporting to a third party vendor during 2013 and related to an initial assessment of government contract compliance requirement in 2012.

Out-of-Pocket Expenses and Value Added Taxes. Included in the fee schedule above as components of each of Audit Fees, Tax Fees and All Other Fees are amounts billed by the independent auditors for out of pocket expenses ($75,250 and $76,640 in 2013 and 2012, respectively) and value added taxes ($99,363 and $104,956 in 2013 and 2012, respectively).

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by our independent auditor, and the fees paid by the Company for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the Audit Committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre-approved by the Audit Committee under the policy. Any services that have not been pre-approved by the Audit Committee as previously described must be separately approved by the Audit Committee prior to the performance of such services.

Pre-approved fee levels for all pre-approved services are established periodically by the Audit Committee. The Audit Committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to the chair of the Audit Committee. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management of the Company.

During the last two fiscal years, no services were provided by PwC that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2013 and discussed them with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm.

The Audit Committee has also discussed with PwC various communications that PwC is required to provide to the Audit Committee, including matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors,

William T. End, Chair
Thomas Craig
Barry C. Johnson, Ph.D.
M. Anne Szostak

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names, ages, and current positions of our Directors and executive officers as of March 25, 2014:

Name	Age	Title
Jonathan W. Ayers	57	Chairman of the Board of Directors, President and Chief Executive Officer
Thomas Craig	59	Director
William T. End	66	Director
Rebecca M. Henderson, Ph.D.	53	Director
Barry C. Johnson, Ph.D.	70	Director
Daniel M. Junius	61	Director
Robert J. Murray	72	Director
M. Anne Szostak	63	Director
Sophie V. Vandebroek, Ph.D.	52	Director
Jeffrey A. Fiarman	45	Executive Vice President, General Counsel and Secretary
Jay Mazelsky	53	Executive Vice President
Brian P. McKeon	51	Executive Vice President, Chief Financial Officer and Treasurer
Johnny D. Powers, Ph.D.	52	Executive Vice President
Michael J. Williams, Ph.D.	46	Executive Vice President

Jonathan W. Ayers. Mr. Ayers has been Chairman of the Board, President and Chief Executive Officer of IDEXX since January 2002. Prior to joining IDEXX, Mr. Ayers held various positions at United Technologies Corporation, a provider of high-technology products and support services to customers in the aerospace and building industries worldwide, and its business unit Carrier Corporation. From 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies and the world’s largest manufacturer of commercial and residential HVAC systems and equipment and the leading producer of commercial and transport refrigeration equipment. From 1997 to 1999, Mr. Ayers was President of Carrier’s Asia Pacific Operations, and from 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. In his roles at United Technologies Mr. Ayers gained significant operating experience in leading a global business unit; developed management, finance and strategic planning skills; and developed experience in acquisition integration, line and international operations, and marketing and product development. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983.

Thomas Craig. Mr. Craig has been a Director of IDEXX since December 1999. Mr. Craig has been Chairman and CEO of Shockwave International, a firm whose mission is to work with principal investors to help package deals by combining capital, ideas, human assets and advisory services since April 2012. Mr. Craig co-founded and was a Partner at Monitor Group, a global management consulting firm, until May 2012 when he retired after 29 years. Mr. Craig has broad international and industry experience. He has worked in over 70 countries on six continents and has led over 400 projects over the past 33 years for Fortune 500 companies and their international equivalents, startups, and at the highest levels of government. Earlier in his career, Mr. Craig served on the research faculty of the Harvard Business School. He also worked in the field of litigative economics. He has been active in delivering various executive education programs and leadership development initiatives. Mr. Craig received an A.B. from Princeton University and an M.B.A. with high distinction from Harvard Business School.

William T. End. Mr. End has been a Director of IDEXX since July 2000. Mr. End was Chairman and Chief Executive Officer of Cornerstone Brands, Inc., a privately-held catalog retailer, from 1995 to 2001, and

Executive Chairman of that company from 2001 until his retirement in 2002. In these executive roles Mr. End was responsible for all corporate functions as well as board function and activity. Prior to joining Cornerstone Brands, Mr. End held various positions at Land’s End, Inc., a publicly traded catalog retailer, from 1991 to 1995, including President and Chief Executive Officer. From 1975 to 1991, Mr. End held various positions at L.L. Bean, Inc., a privately-held catalog retailer, including Executive Vice President and Chief Marketing Officer. Mr. End has significant executive experience with a particular focus on marketing and product development. Mr. End was a director and chairman of Eddie Bauer Holdings, Inc., a catalog retailer, from 2005 to 2009, a director of New England Business Services, Inc., a business-to-business direct marketing company, from 2000 to 2003, Hannaford Bros. Co., a supermarket and grocery retailer, from 1995 to 2000, and Land’s End, Inc. from 1991 to 1995. He also has been a director of several non-public companies. In these capacities, Mr. End has developed significant experience with board function and corporate governance. Mr. End received a B.S.B.A. from Boston College and earned an M.B.A. from Harvard Business School.

Rebecca M. Henderson, Ph.D. Dr. Henderson has been a Director of IDEXX since July 2003. Dr. Henderson joined Harvard Business School in July 2009 as the Senator John Heinz Professor of Environmental Management where she specializes in strategy and organizational change. In September 2011, Dr. Henderson received Harvard University’s highest faculty honor when she was named a Harvard University Professor. From 1998 to 2009, Dr. Henderson served as the Eastman Kodak Professor of Management at the Sloan School of the Massachusetts Institute of Technology. Dr. Henderson also has board oversight and corporate governance experience as a director since July 2009 of Amgen Inc., a publicly-traded human therapeutics company in the biotechnology industry, and as a director of several private company and non-profit organization boards. Dr. Henderson also has been a research fellow at the National Bureau of Economic Research since 1995. Dr. Henderson holds an undergraduate degree from the Massachusetts Institute of Technology and a Ph.D. in business economics from Harvard University. Dr. Henderson has worked with numerous Fortune 500 companies on growth strategies related to innovation.

Barry C. Johnson, Ph.D. Dr. Johnson has been a Director of IDEXX since March 2006. Dr. Johnson served as Dean, College of Engineering, Villanova University, from August 2002 until his retirement in May 2006. From July 2000 to April 2002, he served as Senior Vice President and Chief Technology Officer of Honeywell International, Inc., a worldwide diversified technology and manufacturing company with sales in 2001 exceeding $23 billion. As Chief Technology Officer, Dr. Johnson was responsible for setting the strategic direction and prioritization of Honeywell’s research and development organization, which was supported by a global network of more than 15,000 engineers, scientists and researchers. Prior to Honeywell, Dr. Johnson served in several roles beginning in 1976 at Motorola, Inc., a global leader in providing integrated communications solutions, including Corporate Vice President and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also has board oversight and corporate governance experience from his service as a director since September 2005 of Rockwell Automation, Inc., a publicly-traded global automation solutions company, and as a director since August 2003 of Cytec Industries, Inc., a publicly-traded global specialty chemicals and materials company. Dr. Johnson earned a B.M.E. (Bachelor of Mechanical Engineering) from Villanova University and holds a Ph.D. and M.S. in metallurgical engineering and materials science from Carnegie-Mellon University. He also completed a three-year advanced business administration program through Arizona State University’s College of Business Administration.

Daniel M. Junius. Mr. Junius has been a Director of IDEXX since March 2014. Mr. Junius has served as President and Chief Executive Officer of ImmunoGen, Inc., a biotechnology company that develops targeted anticancer therapeutics, since January 2009. Prior to that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius has also served as a director of ImmunoGen since November 2008. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002.

Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Masters in Management from Northwestern University’s Kellogg School of Management.

Robert J. Murray. Mr. Murray has been a Director of IDEXX since February 2005. Mr. Murray served as Chairman of the Board and Chief Executive Officer of New England Business Service, Inc. (NEBS), from 1995 until his retirement in 2004. NEBS was a publicly-traded business-to-business direct marketing company and had over $500 million in sales during the last fiscal year prior to Mr. Murray’s retirement. As the Chief Executive Officer of NEBS, Mr. Murray was responsible for all aspects of the business. Mr. Murray held various executive positions at The Gillette Company from 1961 to 1995, including Executive Vice President, North Atlantic Group from 1991 to 1995, and Chairman of the Board of Management of Braun AG, a subsidiary of Gillette headquartered in Germany, from 1985 to 1990. In these positions, Mr. Murray developed substantial experience in international business operations and led all aspects of the business for these divisions. Mr. Murray has served as a director for the following public companies during the years indicated: The Hanover Insurance Group, Inc., a property and casualty insurance company (since 1996); LoJack Corporation, an automobile security system manufacturer (since 1992); Tupperware Brands Corporation, a consumer-direct seller of personal and household products (since 2004); and Delhaize Group, an international food retailer based in Belgium (from 2001 to 2012). Mr. Murray received a B.S and B.A. from Boston College and an M.B.A. from Northeastern University and he completed Harvard Business School’s Advanced Management Program.

M. Anne Szostak. Ms. Szostak has been a Director of IDEXX since July 2012. In 2004, Ms. Szostak founded Szostak Partners, an executive coaching and human resources consulting firm, for which she continues to serve as Chief Executive Officer. Before founding Szostak Partners, Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a Fortune 100 publicly-traded, diversified financial services company. During her tenure at Fleet/Boston, she gained extensive operational and staff management responsibilities, including as Chairman, President and Chief Executive Officer of Fleet-Maine, Chairman and Chief Executive Officer of Fleet Bank-Rhode Island, and Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group. Ms. Szostak has substantial expertise in compensation and governance matters, and audit and investments through her 20 years of experience on various public company boards. Among them, Ms. Szostak served or has served as a director of the following public companies during the years indicated: Tupperware Brands Corporation, a consumer-direct seller of personal and household items (since 2000); Belo Corp., an owner and operator of television stations and their associated websites (from 2004 until the company’s sale in December 2013); ChoicePoint Corporation, a data aggregation company (from 2005 until the company’s sale in 2008); SFN Group, a staffing solutions provider (from 2005 until the company’s sale in 2011); and Dr Pepper Snapple Group, Inc., a beverage manufacturer, bottler and distributor (since 2008). Ms. Szostak also serves on the boards of several local, regional and national non-profit organizations. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School.

Sophie V. Vandebroek, Ph.D. Dr. Vandebroek has been a Director of IDEXX since July 2013. Dr. Vandebroek has been an executive with Xerox Corporation, the world’s leading enterprise for business process and document management, since 2002. Most recently, Dr. Vandebroek has been serving as Xerox’s Chief Technology Officer and Corporate Vice President, as well as President of the Xerox Innovation Group since 2006. She is responsible for overseeing Xerox’s research centers in Europe, Asia, Canada and the U.S. as well as the Palo Alto Research Center, for which she has served as sole director since 2008. Prior to her current positions, from 2002 to 2005, Dr. Vandebroek was Chief Engineer of Xerox and Vice President of the Xerox Engineering Center. Dr. Vandebroek is a Fellow of the Institute of Electrical & Electronics Engineers, a Fulbright Fellow and a Fellow of the Belgian-American Educational Foundation. Dr. Vandebroek was inducted into the Women in Technology International Hall of Fame and elected into the Royal Flemish Academy for Arts & Sciences. Dr. Vandebroek holds more than a dozen U.S. patents and serves on the advisory council of the

Dean of Engineering at the Massachusetts Institute of Technology. Dr. Vandebroek has also served as a member of the board of directors of Analogic Corporation, a designer and manufacturer of advanced medical imaging and airport security systems, since 2008. Dr. Vandebroek holds an undergraduate degree in engineering and a master’s degree in electro-mechanical engineering from Katholieke Universiteit Leuven, Leuven, Belgium, and she holds a Ph.D. in electrical engineering from Cornell University in Ithaca, New York.

Jeffrey A. Fiarman. Mr. Fiarman has been Executive Vice President, General Counsel and Secretary of the Company since May 2013. He leads the Company’s legal, compliance, business development, regulatory and quality assurance functions. Before joining the company, from May 2006 to April 2013, Mr. Fiarman served as Executive Vice President, General Counsel and Secretary of Weight Watchers International, Inc., or WWI, the leading global provider of weight management services. Mr. Fiarman also served as WWI’s Vice President and Associate General Counsel from July 2005 to May 2006, and as General Counsel and Secretary of WeightWatchers.com, Inc. from June 2000. From June 2000 to March 2002, Mr. Fiarman also held the position of Vice President, Business Development, of WeightWatchers.com. Prior to that, from September 1993 to May 2000, Mr. Fiarman was an attorney with Gibson, Dunn & Crutcher LLP in Washington, D.C., specializing in corporate and tax law. Mr. Fiarman holds a bachelor’s degree in economics from The Wharton School of the University of Pennsylvania and a J.D. from Columbia University School of Law.

Jay Mazelsky. Mr. Mazelsky joined IDEXX in August 2012 as Executive Vice President. He oversees the Companion Animal Group Customer Facing Organization in North America, the IDEXX VetLab® in-house diagnostics, Digital Radiography and Computer Systems lines of business, the Pet Health Network® Pro offering and the VetConnect® PLUS and Integrated Practice strategies. Prior to joining the Company, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics, the Netherlands, a healthcare, lifestyle and lighting technologies company. Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit from 1997 to 2000 at Agilent Technologies. From 1988 to 1996, he was in a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds a bachelor’s degree in mathematics from the University of Rochester and an M.B.A. from the University of Chicago.

Brian P. McKeon. Mr. McKeon has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since January 2014. He leads the Company’s finance and information technology functions. Mr. McKeon served as a Director of IDEXX from July 2003 through December 2013, including serving as Chairman of the Board’s Audit Committee and as a member of the Compensation Committee. Mr. McKeon served as Executive Vice President of Iron Mountain Incorporated, a publicly-traded provider of information protection and storage services worldwide, from April 2007 to December 2013 and Chief Financial Officer of Iron Mountain from April 2007 to October 2013. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company, a publicly-traded provider of premium outdoor footwear, apparel and accessories, from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as Vice President, Finance at Pepsi-Cola, North America. Prior to joining PepsiCo, Mr. McKeon worked as a strategy consultant with the Alliance Consulting Group and as an auditor with Coopers & Lybrand. Mr. McKeon holds a bachelor’s degree from the University of Connecticut and an MBA from Harvard University.

Johnny D. Powers, Ph.D. Dr. Powers became Executive Vice President of IDEXX in July 2012, overseeing IDEXX Reference Laboratories, Telemedicine, Rapid Assay, Bioresearch and Worldwide Operations. He joined IDEXX as Corporate Vice President in February 2009, leading the Company’s worldwide reference laboratories business. Prior to joining the Company, Dr. Powers was Vice President responsible for the Cancer Diagnostics business of Becton, Dickinson and Company, a medical technology company, from 2007 to 2008.

Dr. Powers joined Becton, Dickinson and Company as a result of its acquisition in 2006 of TriPath Imaging Inc., a molecular diagnostics-based cancer diagnostics company, where he held various positions from 2001 to 2007, including Vice President of Worldwide Operations, and most recently served as President of the TriPath Oncology business unit. From 1996 to 2001, Dr. Powers was employed by Ventana Medical Systems, Inc., a tissue-based cancer diagnostics company, where he held various positions, including Vice President and General Manager of the Anatomical Pathology business and Vice President and General Manager of Worldwide Operations. From 1989 to 1996, Dr. Powers was employed by Organon Teknika Corporation, a medical diagnostics company, in various technical management roles. Dr. Powers holds a bachelor’s degree in chemistry from Wake Forest University, an M.S. in chemical engineering from Clemson University, an M.B.A. from the Duke University Fuqua School of Business and a Ph.D. in biochemical engineering from North Carolina State University.

Michael J. Williams, Ph.D. Dr. Williams has been Executive Vice President of IDEXX since July 2012, and oversees the Company’s international operations and the Livestock and Poultry Diagnostics, Dairy, Water and OPTI Medical Systems lines of business. He was Corporate Vice President of IDEXX VetLab® in-house diagnostics line of business from September 2006 to July 2012 and General Manager of that line of business from 2004 to 2012. Dr. Williams has also overseen the OPTI Medical Systems business since its acquisition in January 2007. Dr. Williams was Vice President and General Manager of the Company’s chemistry instruments and consumables business from 2003 to 2004. Prior to joining the Company in 2003, Dr. Williams was a healthcare strategy consultant at McKinsey & Company, a management consulting firm, from 1995 to 2002, and a senior research associate at the Scripps Research Institute, a non-profit research organization, from 1992 to 1995. Dr. Williams holds a bachelor’s degree in biochemistry from the University of Bristol, United Kingdom and a Ph.D. in biochemistry from the University of Oxford, United Kingdom.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains the Company’s executive compensation program with respect to fiscal year 2013 for our Chief Executive Officer, each person who served as the Company’s chief financial officer during 2013, and the three other most highly compensated executive officers for the Company’s 2013 fiscal year (collectively our “named executive officers”):

Jonathan W. Ayers	Chairman, President and Chief Executive Officer
Merilee Raines (1)	Former Executive Vice President and Chief Financial Officer
Willard R. Blanche, Jr.(2)	Former Interim Chief Financial Officer
Jay Mazelsky	Executive Vice President
Johnny D. Powers, Ph.D.	Executive Vice President
Michael J. Williams, Ph.D.	Executive Vice President

(1)	Ms. Raines retired from the Company in May 2013.

(2)	Mr. Blanche served as Interim Chief Financial Officer from May to December 31, 2013. Mr. Brian P. McKeon became our Executive Vice President, Chief Financial Officer and Treasurer, effective as of January 1, 2014.

This discussion reviews the Company’s approach to executive compensation, including the Company’s philosophy, objectives and general policies as they relate to the named executive officers. Additionally, specific practices as they relate to the elements of our executive compensation program are discussed below. Finally, the discussion concludes with an analysis of decisions regarding compensation for the named executive officers with respect to fiscal year 2013. This discussion should be read in conjunction with the other compensation information (including the Executive Compensation Tables below) and the information regarding the Compensation Committee contained elsewhere in this Proxy Statement.

Executive Compensation Philosophy

The Company’s executive compensation philosophy is to attract, motivate and retain talented executives who are passionate about the Company’s purpose: to be a great company that creates exceptional long-term value for our customers, employees and stockholders by enhancing the health and well-being of pets, people and livestock. In furtherance of this philosophy, our executive compensation program is based on a pay-for-performance philosophy designed to achieve three key objectives:

•	Attract, motivate and retain highly skilled executives;

•	Create alignment between management and stockholder interests by establishing a strong connection between compensation, stock ownership and creation of stockholder value; and

•	Reward executives for building a highly engaged, high-performance culture that aligns with our Company’s guiding principles of sustaining market leadership, exceeding the expectations of our customers, empowering and rewarding our employees, innovating with intelligence, cultivating entrepreneurial spirit, and contributing to our communities.

The following principles guide us in developing our executive compensation programs and setting total compensation levels for executives:

•	Compensation programs should be tied to the performance and success of the Company, as well as the executive’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional performance, balanced by the payment of lower compensation when performance is less successful.

•	Compensation programs should support the attainment of the Company’s annual and long-term financial and strategic objectives.

•	Target total compensation levels should be generally competitive with the median of the Company’s proxy peer group and other applicable survey compensation data and incorporate best practices widely adopted in executive compensation of similarly sized publicly-traded companies with similar growth characteristics.

The Compensation Committee reviews our executive compensation philosophy on an annual basis.

Executive Compensation Program

In support of our executive compensation philosophy and objectives, our executive compensation program comprises three key elements that are generally positioned at the median of what is paid in the competitive market for similar positions: base salary, annual performance-based cash bonus and equity-based long-term incentives.

For senior executives, including the named executive officers, the Company believes that variable compensation, such as performance-based cash bonuses and equity-based compensation, should be a higher percentage of total compensation than for other less senior executives. The Company believes that variable compensation relates most directly to the creation of stockholder value and the achievement of strategic and financial objectives, as well as serving as a form of compensation that will motivate and retain the executive over time. In general, the total direct compensation mix of our named executive officers is comprised of approximately 30% base pay, 30% annual performance-based cash bonus and 40% long-term equity incentive compensation.

The Company does not maintain post-retirement benefit plans for executives and, with limited exceptions described below, there are no compensation or other benefit plans or perquisites available to executive officers that are not available on the same terms to other salaried employees of the Company. Generally, other than change in control agreements, the Company does not enter into employment agreements with executives, with the exception of the Company’s Chief Executive Officer. For a description of the material terms of the employment agreement with our Chief Executive Officer and the change in control agreements with certain of our executives, see the discussion below under the heading “Change in Control Agreements” and under the heading “Potential Payments Upon Termination or Change in Control” located elsewhere in this Proxy Statement.

In making decisions with respect to any element of an executive’s compensation, the Compensation Committee considers the total current compensation that may be awarded to the executive, including base salary, annual performance-based cash bonus and long-term equity incentive compensation. The Compensation Committee’s goal is to award compensation that is aligned with the Company’s compensation philosophy and objectives when all the elements of the compensation program are considered.

2013 “Say on Pay” Advisory Vote on Executive Compensation

At our 2013 annual meeting, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. At the meeting, our stockholders cast 45,709,136 votes, or 98.88%, in favor of approving the compensation and 519,697 votes, or 1.12%, against. In considering the results of this advisory vote, our Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices are strongly supported by our stockholders. While the Company did not take any compensation actions in fiscal year 2013 specifically in response to the executive compensation advisory vote due to the strong stockholder support, the Compensation Committee determined that pay practices should be revised to include a formulaic element to the annual performance-based cash bonus plan, which is discussed in more detail below.

Competitive Benchmarking of Compensation

The Compensation Committee believes that market data is essential to determining salaries, bonus and equity award targets, and the actual awards for executive officers. Market data permits the Compensation Committee to assess the competitiveness of the Company’s compensation packages relative to similar companies. The Committee uses the data to assess whether the Company’s compensation program is consistent with all of the elements of the compensation philosophy and whether, in the aggregate, target total direct compensation is generally aligned at the median of the competitive analysis.

On an annual basis, the Compensation Committee directly engages FW Cook, an independent executive compensation consulting firm, to conduct a market benchmarking study for our senior executives, including the named executive officers. FW Cook does not provide any services to management and has received no compensation from the Company, other than for the services to the Compensation Committee.

The Company’s executive compensation program is benchmarked against a group of medical device, technology and health care services companies that are similar to the Company in terms of business type, economics and size as measured by revenues, net income, market capitalization, business model and number of employees. In February 2013, when the Compensation Committee set 2013 base salaries and made 2013 equity awards, the companies in the market competitive analysis included the following firms:

- Alere, Inc.	- Hologic
- Bio-Rad Laboratories Inc.	- ResMed Inc.
- Charles River Labs International, Inc.	- Sirona Dental Systems, Inc.
- Cooper Companies Inc.	- Stericycle Inc.
- C.R. Bard	- STERIS Corporation
- DENTSPLY International Inc.	- Teleflex
- Edwards Lifesciences Corporation	- Varian Medical Systems
- Gen-Probe Incorporated	- VCA Antech Inc.
- Haemonetics Corporation	- Waters Corporation
- Hill-Rom	- West Pharmaceutical Services

This peer group changed significantly from the peer group that the Compensation Committee referenced when it determined 2012 compensation. Specifically, the following six companies were added to further align with the Company’s ISS peer group: C.R. Bard, Hill-Rom, STERIS Corporation, Teleflex, Varian Medical Systems and West Pharmaceutical Services. In December 2013, Gen-Probe was removed from the peer group due to an acquisition and Align Technology was added.

Certain information regarding the size and value of the peer group companies relative to the Company is set forth below.

Peer Group Comparisons

(US $ in Millions)

	Revenue (1)	Market Capitalization (2)	Net Income (1) (3)	P/E Ratio	Employees

Peer Group 75th Percentile	$2,191	$7,327	$312	33.3	10,775
Peer Group Median	1,751	4,266	146	23.2	7,075
Peer Group 25th Percentile	1,477	2,737	87	17.9	5,965
IDEXX Laboratories, Inc.	1,343	5,605	188	29.8	5,400

(1)	Most recently reported four quarters available as of October 31, 2013.

(2)	As of October 31, 2013.

(3)	Before extraordinary items and discontinued operations.

The appropriateness of the companies comprising the peer group is reassessed annually, and changes to the composition of the group are subject to approval by the Compensation Committee. We supplement the peer group data with national survey data gathered from the Towers Watson General Industry Executive Database and the Radford Life Sciences surveys. The survey data is blended to recognize the manufacturing aspects of our business as well as the fact that many companies in the Radford Life Sciences Survey have different business models. The Compensation Committee is not provided with the identities of the companies included in the survey data.

Policy Regarding Executive Stock Ownership and Retention

The Company maintains stock ownership guidelines intended to help ensure that the interests of executives and directors are aligned with those of our stockholders. Under these guidelines, our Chief Executive Officer is expected to hold shares of common stock having an aggregate value equal to or greater than three times his annual base salary, our executive vice presidents are expected to hold shares having a value equal to or greater than two times their annual base salary, and other corporate officers are expected to hold shares having an aggregate value equal to or greater than one times their annual base salaries. The Company does not apply the value of stock options or unvested restricted stock towards satisfying the ownership guidelines, as the Compensation Committee believes that the guidelines are meant to encourage outright ownership of the Company’s stock. The Compensation Committee believes that the higher multiples applicable to the Chief Executive Officer and Executive Vice Presidents are appropriate given the greater relative scope of responsibilities relating to long-term stockholder value creation associated with those positions. Corporate officers who do not yet satisfy the ownership guidelines must retain shares with a value of at least 50% of the proceeds from any option exercise after payment of the applicable exercise price and taxes.

Corporate officers are generally expected to comply with the share ownership guidelines within five years after their date of hire or promotion to officer. The Compensation Committee annually reviews the compliance of each executive officer with the guidelines.

Policy on Recovery of Incentive Compensation (Clawback Policy)

The Company has a Policy of Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback” policy, under which the Company may seek to recover annual performance-based incentive compensation granted to executive officers on or after March 3, 2010, as described below under the heading “Executive Bonus Recovery Policy.” In March 2014, the policy was amended to include all incentive-based equity compensation granted after the date of the amendment.

Change in Control Agreements

The Company has entered into change in control agreements with each of the named executive officers and certain other executive officers. The principal purpose of these agreements is to ensure that these executives act in the best interest of stockholders of the Company before, during and after any change in control transaction by providing them with security in the event their employment is terminated or materially changed following a change in control. The agreements stipulate that these executives will receive certain payments and benefits upon qualifying terminations that follow a change in control. The agreements generally provide a payment of salary and benefits for two years following a qualifying termination (or three years in the case of the Chief Executive Officer). The Compensation Committee believes these terms are reasonable and appropriate to achieve the desired objectives of the agreements and are consistent with market practice.

The change in control agreements renew annually unless the Company provides notice of its intent not to renew. The Compensation Committee periodically reviews the change in control agreements and obtains updated general industry benchmarking advice from FW Cook to assist the Compensation Committee in determining whether the Company should allow the agreements to renew.

Determination of Executive Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, approves the compensation for each of the other named executive officers. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. All four of our current Compensation Committee members are independent directors of the Company. The Compensation Committee reviews, at least annually, the base salary, annual cash performance-based bonus, long-term equity awards and other material benefits, direct and indirect, of the named executive officers. These responsibilities of the Committee are identified in the charter of the Compensation Committee.

In making compensation determinations with respect to the named executive officers, the Compensation Committee gives primary consideration to the named executive officer’s impact on the Company’s results, and scope of responsibility, in addition to past accomplishments, prior experience and other factors, including data on prevailing compensation levels. Considerable weight is also given to the Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each named executive officer’s performance, responsibilities and contributions. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the achievement of non-financial performance goals, as well as the Company’s overall achievement of its financial goals. For further discussion regarding the Compensation Committee’s processes and procedures regarding compensation determinations, see the discussion under the heading “Corporate Governance – Committees of the Board – Compensation Committee” located elsewhere in this Proxy Statement.

Base Salary

The Company’s principal objective in setting base salary is to provide fixed compensation that is competitive with the market and peer group companies. Base salary levels are reviewed and approved by the Compensation Committee annually, typically in the first fiscal quarter, as part of the Company’s compensation planning process. The Compensation Committee targets base salary toward the median for the peer group proxy data and survey compensation data. Individual executive base salary levels may vary on either side of the median when factoring in the Company’s overall financial performance and an individual’s strengths, level and scope of responsibilities, skills, experience, past performance and potential. For detail regarding the base salary paid to each of our named executive officers for fiscal year 2013, please see below under the heading “2013 Executive Compensation Determinations.”

Annual Performance-Based Cash Bonus

The Company pays an annual performance-based cash bonus to the named executive officers and certain other employees of the Company. The objective of this compensation element is to reward executives annually for the achievement of Company financial and non-financial performance goals.

Bonuses for the Chief Executive Officer and the other named executive officers are paid pursuant to the Senior Executive Team Incentive Plan (the “SET Incentive Plan”). Each named executive officer has a target annual performance-based cash bonus opportunity, which is based on a percentage of the executive’s base salary. These target percentages are set at a level that is intended to provide an appropriate mix of fixed and contingent compensation, and to maintain an appropriate weighting of annual versus longer-term incentives, in each case consistent with the Company’s compensation philosophy. In 2013, the Chief Executive Officer had a target cash performance bonus of 125% of base salary and the other named executive officers had a target cash performance bonus of 70% of base salary. Based on market data reviewed by the Compensation Committee, the committee determined that these targets are aligned with median total cash compensation for the peer group proxy data and survey compensation data.

The annual performance-based cash bonus paid pursuant to the SET Incentive Plan is calculated using two equally weighted factors: (i) Company financial performance measured against specific metrics selected by the Compensation Committee and (ii) achievement of non-financial performance goals focused on strengthening and positioning the Company for sustained future growth and profitability, as depicted in the following table:

Financial and non-financial performance goals are established annually. For 2013, for purposes of determining the financial performance factor, the Compensation Committee established four equally weighted metrics to measure Company performance against the Company’s approved budget (organic revenue growth, operating margin, earnings per share and free cash flow (as adjusted) as a percentage of net income), as shown below:

Pursuant to the SET Incentive Plan parameters established by the Compensation Committee for fiscal year 2013, each of the four Company financial performance metrics that comprise the financial performance factor is subject to a rating calculated on a sliding scale, ranging from 0% to 180%, using the approved budget target as 100% of goal payout.

The non-financial performance factor is measured by the Compensation Committee against annual goals approved by the Board of Directors. The establishment of these goals is intended to support the achievement of near-term performance of the Company’s long-term business objectives. The 2013 non-financial goals covered the following objectives: (i) implementation of certain commercial strategies, including the transition to the Company’s new Companion Animal Group Diagnostic marketing and sales structure; (ii) development and launch of certain products, such as the introduction of our SNAP Pro mobile device; (iii) achievement of global operational objectives; (iv) successful completion of targeted acquisitions and related integration activities; and (v) advancement of leadership development strategies and employee engagement initiatives and the hiring of senior leadership.

For detail regarding the calculation of performance-based cash bonuses paid to each of our named executive officers for fiscal year 2013 pursuant to the SET Incentive Plan, please see below under the heading “2013 Executive Compensation Determinations.”

With respect to Mr. Ayers, the mechanics of the SET Incentive Plan informed the Compensation Committee’s exercise of its “negative discretion” in reducing the maximum cash performance bonus amount payable to Mr. Ayers under our 2008 Plan, as described below under the heading “2013 Executive Compensation Determinations – Annual Performance-Based Cash Bonus.”

In February 2014, in order to simplify the SET Incentive Plan, the Compensation Committee revised the financial measures that will be used in calculating the financial performance factor for purposes of 2014 performance-based cash bonuses awarded pursuant to the plan. Specifically, free cash flow was removed as a financial metric, as the Company believes that cash flow should be managed on a long-term basis and that using cash flow as a performance factor on an annual basis is inconsistent with that philosophy. Operating margin was also replaced with operating profit to better reflect the Company’s goal of increasing the absolute level of profit delivered. As a result, the 2014 financial measures pursuant to the SET Incentive Plan include organic revenue growth, operating profit and earnings per share, each weighted equally at 33.33%, as depicted below:

Long-Term Equity Incentive Compensation

The principal objective of the Company’s long-term equity incentive compensation program is to directly align compensation over a multi-year period with the interests of stockholders of the Company. The Company believes that granting equity-based awards provides a strong financial incentive to maximize stockholder returns over the long term. The Company also believes that the practice of granting equity-based awards is important in recruiting and retaining the key talent necessary to ensure the Company’s continued success.

Mix of Equity Incentive Compensation

The Company’s equity compensation includes stock options and restricted stock units (“RSUs”), each of which is intended to reward stockholder value creation in a different way. Because stock options have exercise prices equal to the closing price of the Company’s Common Stock on the grant date, such options have value only to the extent the Company’s stock price increases in comparison to the exercise price on the date of the grant. Thus, stock options directly reward creation of stockholder value after the grant date. RSUs vary in value depending on the stock price of our Common Stock prior to vesting, and are therefore impacted by all stock price changes. Although the value of RSUs may increase or decrease with changes in the stock price during the period before vesting, they will generally have some value in the long term, which encourages retention and rewards the creation of stockholder value over time. Executive officers generally receive 75% of equity award value in the form of stock options and 25% of award value in RSUs. Given the different risk/reward characteristics of these two types of awards and our executive compensation philosophy, the Compensation Committee believes that the equity awards granted to executives should have a greater proportion of stock options relative to RSUs. Executives have the most direct impact on Company performance and should bear the highest risk, and have the highest potential reward, associated with that performance. By providing for five-year vesting of both options and RSUs, which is longer than typical market practice, the Compensation Committee enhances the alignment of executive interests with the long-term interest of stockholders while also providing a retention benefit for the Company.

Annual Equity Awards

The Company typically makes annual equity awards to qualifying employees, including our named executive officers. Annual equity awards may consist of stock options, RSUs or a combination of both. Annual stock option awards granted between 2006 and the date of our 2013 annual meeting generally expire on the day immediately prior to the seventh anniversary of their grant date. Annual stock option awards granted following our 2013 annual meeting generally expire on the day immediately prior to the tenth anniversary of their grant date. The Company’s practice is to grant annual awards in February of each year.

Hiring Awards

Hiring awards may consist of RSUs or a combination of RSUs and stock options. Generally, hiring awards for newly-hired executive officers are granted on one of four established grant dates annually, vest proportionately and become exercisable in annual increments over a five-year period. Hiring awards constituting stock options granted between 2006 and the date of our 2013 annual meeting generally expire on the day immediately prior to the seventh anniversary of their grant date. Hiring awards constituting stock options granted following our 2013 annual meeting generally expire on the day immediately prior to the tenth anniversary of their grant date.

Special Awards

From time to time, special awards of stock options, RSUs, or a combination of both may be made to executive officers, in connection with a promotion, recognition of performance or other special circumstance. With respect to stock options and RSUs granted, vesting and exercisability are established at the time the Compensation Committee grants special awards. Vesting of special awards typically occurs in equal annual increments over five years. Special awards constituting stock options generally expire on the day immediately prior to the tenth anniversary of their grant date.

Equity Grant Procedures

The Board of Directors has adopted an equity award granting process that determines when and how equity awards are granted by the Compensation Committee. This methodology provides for fixed award dates that occur outside the quarterly quiet periods during which the Company’s executive officers and Directors are precluded from trading in the Company’s securities. Most equity awards, including all annual awards to named executive officers, are made on or about February 14 of each year, which shortly follows the February Compensation Committee meeting at which prior year performance-based cash bonuses and current year salary determinations are made, as well as the Company’s earnings announcement for the fourth quarter of the prior year. All equity awards to our named executive officers require the approval of the Compensation Committee.

The exercise price of all stock options granted by the Compensation Committee generally equals the closing sale price of the Common Stock on the date of grant and in any case will not be less than such price. The number of stock options granted is determined based on the Black-Scholes value of an option with respect to our Common Stock on the applicable grant date. The number of RSUs granted is determined based on the closing price of our Common Stock on the applicable grant date.

Determination of Equity Awards

In determining the size of equity awards to each named executive officer, the Compensation Committee begins with a target dollar award value, determined by the proxy peer group and market data. The determination of the equity award is based on the responsibilities inherent in each named executive officer’s position and, relative to cash compensation, is intended to support the Company’s philosophy that variable pay should constitute a significant portion of total compensation. Although target equity award sizes are set for each position based on competitive market and proxy peer group data, the actual size of annual dollar award value is subjectively determined based on the executive’s job scope relative to other officers, the executive’s long-term leadership potential, the size of prior awards to the executive, the value already derived from those prior awards, the executive’s total compensation relative to median total compensation for comparable positions based on market data, and the impact of the award values in total on stockholder dilution and stockholder value transfer.

For detail regarding the long-term equity incentive compensation granted to each of our named executive officers for fiscal year 2013, please see below under the heading “2013 Executive Compensation Determinations.”

Benefits and Perquisites

The Company provides benefits to its salaried employees, including the named executive officers, including health care coverage, life and disability insurance. In addition, the Company offers all full-time employees of the Company and its domestic subsidiaries that have been employed for at least one month an ability to participate in our 1997 Employee Stock Purchase Plan, pursuant to which such employees can purchase shares of Common Stock through payroll deductions.

The provision of special perquisites and benefits to executives that are not available generally to our other salaried employees is inconsistent with the Company’s philosophy to maintain a compensation structure where distinctions are made in the amount, but not the type, of compensation. Accordingly, in 2013 the only benefits available exclusively to executive officers as a group were company-funded, elective supplemental disability coverage, annual executive physical exams and wellness coaching, which have a combined value of under $10,000 per executive. The supplemental disability coverage is provided to make available additional financial security in the case of disability. Annual physical exams and wellness coaching are provided because the health of the Company’s executive officers is critical to their performance. In addition, we reimburse the Chief Executive Officer for tax return preparation and planning services not to exceed $10,000 annually without Compensation Committee approval. The tax return preparation and planning service is provided to the Chief Executive Officer to maximize the amount of time that he is able to spend on Company business rather than personal financial matters. We do not gross up executives to compensate for any taxes due on the value of these perquisites and benefits, with the exception of executives on expatriate assignments, as detailed below.

In 2013, in the furtherance of our goals to expand the Company’s international footprint, the Company requested that Dr. Williams and his family relocate to the Netherlands office on an expatriate assignment. As a result of this expatriate assignment, Dr. Williams received certain allowances that are consistent with allowances typically afforded to expatriate employees and their families, such as housing, tuition and car allowances. The Company also provided tax equalization benefits to Dr. Williams due to increased taxes and imputed income from his overseas assignment, including gross-ups of such amounts, which is also consistent with common practice for expatriates.

Deductibility of Annual, Performance-Based Bonus Under Section 162(m)

The Compensation Committee believes it is in the best interest of the Company and its stockholders for the Company to provide an annual, performance-based cash bonus to executive officers that is intended to be deductible by the Company for federal income tax purposes. Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the 1934 Act. Pursuant to Section 162(m), certain “performance-based compensation” that is approved by our stockholders and otherwise satisfies the requirements of Section 162(m) is not subject to the deduction limit. In 2008, the Board of Directors adopted and the stockholders approved the 2008 Plan, under which applicable annual bonus awards are eligible to be exempt from the deduction limit established by Section 162(m) by reason of constituting “performance-based compensation.”

The proposed 2014 Plan is intended to replace the 2008 Plan as a means for the Company to award annual cash bonuses to certain of its executives that are intended to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m). Under the terms of the 2014 Plan, certain of the Company’s senior executive officers selected by the Compensation Committee will have the opportunity to earn annual, performance-based bonuses starting in fiscal year 2014. Subject to stockholder approval of the 2014 Plan, the Compensation Committee has selected Mr. Ayers, Mr. Mazelsky, Dr. Powers and Dr. Williams as

participants in the 2014 Plan for the 2014 fiscal year. For fiscal year 2014, the Compensation Committee established operating income as the performance goal applicable to the participants in the 2014 Plan for fiscal year 2014, fixed the maximum amount payable to Mr. Ayers for fiscal year 2014 as 1.5% of operating income, and fixed the maximum amount payable to each of Mr. Mazelsky, Dr. Powers and Dr. Williams for fiscal year 2014 as 0.75% of operating income, subject in each case to the limitations under the 2014 Plan. For purposes of calculating these maximum amounts, operating income will be adjusted to eliminate the effects of differences between actual foreign currency exchange rates in 2014 and currency exchange rates budgeted for 2014, and to eliminate the effects of discrete items such as acquisition and litigation related expenses and restructuring charges. Subject to stockholder approval of the 2014 Plan, in the event that the Company achieves positive operating income for fiscal year 2014, the Compensation Committee intends to exercise its “negative discretion,” as permitted under Section 162(m), to determine the actual annual, performance-based cash bonus under the 2014 Plan for each participant in the 2014 Plan, using the guidelines and performance criteria set forth in the SET Incentive Plan described above. If the Company does not achieve positive operating income for fiscal year 2014, the selected participants will not be eligible to receive an annual, performance-based cash bonus under the 2014 Plan. The material terms of the 2014 Plan are described in Proposal Three of this Proxy Statement.

2013 Executive Compensation Determinations

The following is a discussion of the specific factors considered in determining base salary, the annual performance-based cash bonus and long-term equity awards for the named executive officers for fiscal year 2013. The following discussion addresses each of our named executive officers, with the exception of Ms. Raines, who retired as the Company’s Executive Vice President and Chief Financial Officer in May 2013, and Mr. Blanche, who served as the Company’s Interim Chief Financial Officer from May 2013 to December 31, 2013 and was not eligible to participate in the executive compensation program. The 2013 compensation for each of Ms. Raines and Mr. Blanche is set forth in the Executive Compensation Tables below.

Base Salary

Mr. Ayers’s salary was increased from $700,000 to $800,000 in 2013, based on numerous factors including his outstanding overall performance in 2012, the return to the Company’s stockholders over the one-, three-, and ten-year periods ending in 2012, and in recognition that Mr. Ayers’s base salary had not increased since 2008 and was below the 25th percentile of the proxy peer group.

Base salaries for the other named executive officers in 2013 increased an average of 6.7%. These salary increases were granted to more closely align base salaries to the medians of the proxy peer group and market survey data for their respective positions.

Annual Performance-Based Cash Bonus

The maximum annual, performance-based cash bonus payable to Mr. Ayers under the 2008 Plan for fiscal year 2013 was 0.75% of the Company’s operating income for such period, adjusted to eliminate the effects of foreign currency exchange rates and to eliminate the effects of certain discrete items. In February 2014, the Compensation Committee certified that this amount equaled $2,076,000. The committee then exercised its “negative discretion” to calculate the actual annual performance-based cash bonus of $1,160,000 awarded to Mr. Ayers for performance during 2013, as described below.

Pursuant to the 2013 SET Incentive Plan, 50% of the annual performance-based cash bonus for the named executive officers is based on an equal weighting of four financial metrics selected by the Compensation Committee and 50% is based on the achievement of non-financial performance goals approved by the Board of Directors.

The Company’s performance versus adjusted budget with respect to each financial metric selected by the Compensation Committee for the SET Incentive Plan for 2013, and the resulting calculation of the financial performance factor, is illustrated in the table below:

Financial Metric	2013 Actual	2013 Adjusted Budget		Variance to Adjusted Budget	Payout Rating (1)	Weighting	Weighted Average Percentage

Organic Revenue Growth (2)	6.7%	9.1%	(3)	(2.4%)	72%	25%	18%

Operating Margin (Income from Operations as a Percent of Revenue)	19.4%	19.3%	(3)	0.1%	105%	25%	26%

Earnings per Share (Diluted)	$3.48	$3.45	(3)	$0.03	109%	25%	27%

Free Cash Flow (as adjusted) as a Percent of Net Income (4)	90%	101%	(5)	(11%)	78%	25%	20%

2013 Financial Performance Factor (%)							91%

(1)	Achievement of the Company’s approved budget for each of the financial metrics equates to 100% payout, with separate pre-defined performance scales for each financial metric resulting in an increase or decrease in the percentage payout.

(2)	Organic revenue is not a measure defined by generally accepted accounting principles in the United States of America (“GAAP”), otherwise referred to herein as a non-GAAP measure. In calculating organic revenue, we exclude the effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility and can obscure underlying business trends. We also exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and therefore can also obscure underlying business trends.

(3)	In evaluating financial performance, the Compensation Committee reviewed the 2013 budget as adjusted to eliminate the effects of changes in foreign currency exchange rates during 2013, as compared to the rates assumed in the budget, as adjusted for the impact of a freight service provider bankruptcy loss, which was not assumed in the budget, and as adjusted for the impact of Research & Development tax credits, which were not assumed in the budget. Additionally, the Compensation Committee reviewed the 2013 budget as adjusted for the impact of acquisition integration expenses, acquisition transaction costs, restructuring charges and losses on the disposition of assets, which were not assumed in the budget.

(4)	Adjusted free cash flow is a non-GAAP measure. We calculate adjusted free cash flow as cash generated from operations, reduced by our investments in fixed assets. We adjust free cash flow for incentive purposes to exclude the tax benefits attributable to share-based compensation arrangements that are not under management’s control.

(5)	In evaluating adjusted free cash flow performance, the Compensation Committee reviewed the 2013 budget as adjusted for the impact of a freight service provider bankruptcy loss, acquisition integration expenses, acquisition transaction costs, restructuring charges and losses on the disposition of assets, which were not assumed in the budget.

With respect to the non-financial performance factor, the Compensation Committee considered exceptional performance with respect to the non-financial goals applicable to the SET Incentive Plan in determining the actual performance-based cash bonus amounts for 2013. The Compensation Committee determined an overall performance-based bonus factor for each of the named executive officers equal to 116% of target. The Compensation Committee believes this percentage is appropriate due to the Company’s strong performance in 2013 against the financial and non-financial performance goals described above. With respect to the named executive officers other than Mr. Ayers, the Compensation Committee also consulted with the Chief Executive Officer regarding his performance assessment of these named executive officers.

The following table provides greater detail regarding the performance-based cash bonus awarded to each named executive officer for fiscal year 2013:

Named Executive Officer	Target Bonus ($)	Target Bonus (as a % of Annual Base Salary)	Overall Performance- Based Bonus Factor (1)	Actual Performance-Based Cash Bonus (1)

Jonathan W. Ayers	$1,000,000	125%	116%	$1,160,000
Jay Mazelsky	$280,000	70%	116%	$325,000
Johnny D. Powers, Ph.D.	$280,000	70%	116%	$325,000
Michael J. Williams, Ph.D.	$280,000	70%	116%	$325,000

(1)	Determined based upon a combination of the four financial performance metrics (measured against budget) and non-financial performance ratings applicable to the SET Incentive Plan for fiscal year 2013.

Long-Term Equity Awards

In February 2013, the Compensation Committee granted Mr. Ayers’s stock options and RSUs with an aggregate grant value of approximately $2,200,000. Although the Compensation Committee considered the peer group proxy and market data in making this equity award, the committee did not target any particular percentage of the median total direct compensation and determined the amount of the award in its subjective discretion.

In February 2013, the Compensation Committee granted stock options and RSUs with an aggregate grant value of approximately $500,000 to each of Mr. Mazelsky, Dr. Powers and Dr. Williams. In determining the size of equity awards granted to these named executive officers in 2013, the Compensation Committee reviewed compensation summaries for each named executive officer that summarized the value of outstanding vested and unvested stock options and RSUs and the cumulative value realized by the executives upon exercise of stock options since commencement of employment. As with the determination of Mr. Ayers’s equity award, the Compensation Committee considered the peer group proxy and market data in making these equity awards, but did not target any particular percentage of the median total direct compensation and determined the amounts of the awards in its subjective discretion.

The Compensation Committee also reviewed an analysis of the Company’s share usage and stockholder value transfer. The Compensation Committee considered this information as well as Mr. Ayers’s advice and recommendation regarding the prospects for long-term contribution by each of the named executive officers, other than Mr. Ayers, in making the 2013 equity awards.

Additionally, in December 2013, the Compensation Committee approved special equity awards with an aggregate grant value of approximately $1,000,000 to each of Mr. Mazelsky, Dr. Powers and Dr. Williams. These special awards were approved to support the retention of these key executives, align their interests with the creation of stockholder value, as well as to recognize their contributions and future potential at the Company. The special equity awards consisted of a mix of 75% stock options and 25% RSUs. Vesting of these special awards occurs in equal annual increments over five years, and the stock options expire on the day immediately prior to the tenth anniversary of their grant date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement for the year ended December 31, 2013. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in the Proxy Statement.

By the Compensation Committee of the Board of Directors,

Robert J. Murray, Chair
Thomas Craig
William T. End
M. Anne Szostak

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during 2013, 2012 and 2011 by the Company’s Chief Executive Officer, each person who served as the Company’s Chief Financial Officer during 2013, and the three other highest-paid executive officers for the Company’s 2013 fiscal year.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total Compensation

Jonathan W. Ayers (3)	2013	$784,615	$--		$495,072	$1,514,980	$1,160,000	$19,317	(4)	$3,973,984
President and Chief	2012	700,000	1,000,000		524,520	1,581,318	--	18,360		3,824,198
Executive Officer	2011	700,000	1,000,000		465,540	6,497,634	--	17,069		8,680,243

Merilee Raines (5)	2013	132,423	--		--	--	--	22,510	(6)	154,933
Former Executive Vice President and	2012	350,154	246,400		118,716	356,218	--	15,508		1,086,996
Chief Financial Officer	2011	336,577	275,000		118,713	356,245	--	10,674		1,097,209
Willard R. Blanche Jr. (7)	2013	180,000	$120,000		50,149	50,180	--	$8,077	(8)	$408,407
Former Interim Chief Financial Officer

Jay Mazelsky (9)	2013	396,154	$--		374,976	1,124,971	$325,000	$11,816	(11)	$2,232,916
Executive Vice President	2012	155,769	350,000	(10)	562,470	187,474	--	77,673		1,333,386
Johnny D. Powers, Ph.D.	2013	396,154	$--		374,976	1,124,971	$325,000	$13,784	(12)	$2,234,885
Executive	2012	359,423	300,000		112,510	337,480	--	12,962		1,122,375
Vice President	2011	326,539	300,000		593,714	781,344	--	10,532		2,012,129

Michael J. Williams, Ph.D.	2013	396,154	$--		374,976	1,124,971	$325,000	$560,661	(13)	$2,781,762
Executive	2012	358,654	300,000		112,510	337,480	--	25,854		1,134,498
Vice President	2011	319,615	300,000		599,999	800,087	--	10,174		2,029,875

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in the 2013 Annual Report for the relevant assumptions used to determine the valuation of our stock awards and stock options.

(2)	Amounts shown reflect the named executive officer’s annual, performance-based cash bonus amounts under our SET Incentive Plan. See “Compensation Discussion and Analysis - Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above.

(3)	Reflects compensation Mr. Ayers received as an employee. Mr. Ayers received no additional compensation for his service as a Director.

(4)	Amount shown includes tax preparation fees, Company matching contributions under the Company’s 401(k) plan, wellness program incentives, reimbursements for executive physicals and premiums paid on behalf of Mr. Ayers under the Company’s disability and life insurance plans.

(5)	Ms. Raines retired from the Company, effective May 10, 2013.

(6)	Amount shown includes Company matching contributions under the Company’s 401(k) plan, premiums paid on behalf of Ms. Raines under the Company’s disability and life insurance plans, payment of accrued and used vacation time upon Ms. Raines’s retirement and a consulting fee paid to Ms. Raines following her retirement for continued services provided by her in connection with the Company’s search for and selection of her successor.

(7)	Mr. Blanche served as interim Chief Financial Officer of the Company from May 10, 2013 to December 31, 2013.

(8)	Amount shown includes Company matching contributions under the Company’s 401(k) plan and premiums paid on behalf of Mr. Blanche under the Company’s life insurance plan.

(9)	Mr. Mazelsky first became a named executive officer in 2012. The 2012 salary set forth in this table for Mr. Mazelsky reflects a $375,000 annual salary prorated upon Mr. Mazelsky being hired as Executive Vice President in August 2012.

(10)	Includes a $50,000 sign on bonus.

(11)	Amount shown includes Company matching contributions under Company’s 401(k) plan and premiums paid on behalf of Mr. Mazelsky under the Company’s disability and life insurance plans.

(12)	Amount shown includes Company matching contributions under the Company’s 401(k) plan, wellness program incentives, reimbursements for executive physicals and premiums paid on behalf of Dr. Powers under the Company’s disability and life insurance plans.

(13)	Amount shown includes an aggregate of $546,812 relating to Dr. Williams’s international expatriate assignment in the Netherlands, consisting of: (a) $41,351 in cost of living adjustments; (b) $209,436 in other allowances and costs (including $115,489 relating to housing, $26,367 in relocation expenses, and an aggregate of $67,580 relating to transportation, tuition and daycare, tax preparation fees, immigration assistance and home leave expenses); and (c) $296,025 in tax equalization benefits and gross-ups. The remainder includes the Company matching under the Company’s 401(k) plan, wellness program incentives and reimbursements for executive physicals and premiums paid on behalf of Dr. Williams under the Company’s disability and life insurance plans.

2013 Grants of Plan-Based Awards

The following table sets forth each grant of an award made to the named executive officers during the Company’s 2013 fiscal year. All equity awards were made under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) described below.

Name	Grant Date	Action Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
			Target ($) (3)	Maximum ($) (4)		All Other Stock Awards: # of Shares of Stock/Units (5)(7)	All Other Option Awards: # of Securities Underlying Options (6)(7)	Exercise/ Base Price of Option Awards (1)	Grant Date Fair Value of Stock Option Awards (8)

Jonathan W. Ayers (9)	2/14/2013	2/12/2013				5,400			$495,072
	2/14/2013	2/12/2013					57,000	$91.68	1,514,980
			$1,000,000	(10)

Merilee Raines (11)	--	--	--	--		--	--	--	--

Willard R. Blanche, Jr.	2/14/2013	2/12/2013				547			50,149
	2/14/2013	2/12/2013					1,888	91.68	50,180
			--	--	(12)

Jay Mazelsky	2/14/2013	2/12/2013				1,363			124,960
	2/14/2013	2/12/2013					14,108	91.68	374,971
	12/5/2013	12/4/2013				2,404			250,016
	12/5/2013	12/4/2013					24,501	104.00	750,000
			280,000	--

Johnny D. Powers, Ph.D.	2/14/2013	2/12/2013				1,363			124,960
	2/14/2013	2/12/2013					14,108	91.68	374,971
	12/5/2013	12/4/2013				2,404			250,016
	12/5/2013	12/4/2013					24,501	104.00	750,000
			280,000	--

Michael J. Williams, Ph.D.	2/14/2013	2/12/2013				1,363			124,960
	2/14/2013	2/12/2013					14,108	91.68	374,972
	12/5/2013	12/4/2013				2,404			250,016
	12/5/2013	12/4/2013					24,501	104.00	750,000
			280,000	--

(1)	On February 12, 2013 and December 4, 2013, the Compensation Committee approved the grant of the above stock options and RSUs to the named executive officers at the closing sale price of the Common Stock on the NASDAQ Global Select Market on February 14, 2013 and December 5, 2013, respectively.

(2)	The non-equity incentive plan awards reported under this caption represent the possible annual, performance-based cash bonus amounts under our SET Incentive Plan, the material terms of which are discussed under the heading “Compensation Discussion and Analysis—Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above. The actual award payments under the SET Incentive Plan, as determined by the Compensation Committee on February 11, 2014, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The SET Incentive Plan does not provide for a threshold payout, and if minimum performance goals are not met, no annual performance-based cash bonus is earned under the plan.

(3)	Annual performance-based cash bonus amounts awarded under the SET Incentive Plan are determined by multiplying a target bonus, represented as a percentage of annual base salary, by a factor calculated by combining two equally weighted measures: (1) Company financial performance against budget with respect to pre-determined financial metrics, and (2) achievement of non-financial performance goals. For a discussion of the 2013 financial metrics and performance goals under the SET Incentive Plan, see “Compensation Discussion and Analysis—Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above. For 2013, Mr. Ayers had a target bonus of 125% of base salary, and each of Mr. Mazelsky, Dr. Powers and Dr. Williams had a target bonus of 70% of base salary. The “Target” amount set forth above represents an assumption that the financial and non-financial performance goal ratings for each of the named executive officers participating in the SET Incentive Plan is 100%.

(4)	Except with respect to Mr. Ayers, whose maximum annual performance-based cash bonus for fiscal year 2013 was determined pursuant to the 2008 Plan, no other named executive officer participating in the SET Incentive Plan had a maximum payout possible under the SET Incentive Plan.

(5)	Granted as RSUs that vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(6)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(7)	Pursuant to the 2009 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive officer’s employment, as described below under the heading “Change in Control Agreements.”

(8)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in the 2013 Annual Report for the relevant assumptions used to determine the valuation of our stock awards and stock options.

(9)	In the event of termination of Mr. Ayers’s employment by the Company other than for cause (except following a change in control), his stock options and RSUs will continue to vest in accordance with their terms for two years. See “Employment Agreements” below.

(10)	The maximum amount payable to Mr. Ayers in 2013 pursuant to the 2008 Plan is an amount equal to 0.75% of the Company’s consolidated operating income, determined in accordance with generally accepted accounting principles in the U.S. and as reported in the Company’s audited financial statements, adjusted to eliminate the effects of foreign currency exchange rates and other discrete items.

(11)	Ms. Raines retired from the Company in May of 2013, and as a result did not receive any grants of plan-based awards in fiscal year 2013.

(12)	Mr. Blanche served as interim Chief Financial Officer of the Company from May 10, 2013 to December 31, 2013 and was not eligible to participate in the SET Incentive Plan in 2013.

In addition to the footnotes to the Summary Compensation Table and 2013 Grants of Plan-Based Awards table above, the following sections of this Proxy Statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Ayers’s employment agreement and the change in control agreements for each of the executive officers, see “Employment Agreements” and “Change in Control Agreements” below; for a description of the material terms of the 2009 Plan, see below under the heading “Stock Incentive Plans.” For an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, see the “Compensation Discussion and Analysis” above.

2013 Outstanding Equity Awards at Fiscal Year End

The table below sets forth information with respect to unexercised options and stock that has not vested for each of the named executive officers as of the end of the Company’s 2013 fiscal year (other than Ms. Raines, who retired from the Company in May 2013 and did not have any unexercised options or unvested stock as of the end of fiscal year 2013).

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)

Jonathan W. Ayers (5)	2/5/2004	28,072		$25.450	2/4/2014
	2/3/2005	96,512		28.655	2/2/2015
	2/14/2007	50,000		50.000	2/13/2014
	2/14/2007	15,616		41.935	2/13/2014
	2/14/2008	58,245		56.950	2/13/2015
	2/14/2009	64,000	16,000	34.370	2/13/2016
	2/14/2009					1,600	170,192
	2/14/2010	48,000	32,000	53.310	2/13/2017
	2/14/2010					3,200	340,384
	2/14/2011	104,000	156,000	77.590	2/13/2018
	2/14/2011					3,600	382,932
	2/14/2012	12,000	48,000	87.420	2/13/2019
	2/14/2012					4,800	510,576
	2/14/2013		57,000	91.680	2/13/2020
	2/14/2013					5,400	574,398

Willard R. Blanche, Jr.	2/14/2009					121	12,871
	2/14/2010	894	595	53.310	2/13/2017
	2/14/2010					185	19,678
	2/14/2011	468	702	77.590	2/13/2018
	2/14/2011					225	23,933
	2/14/2012	224	895	87.420	2/13/2019
	2/14/2012					269	28,614
	2/14/2013		1,888	91.680	2/13/2020
	2/14/2013					547	58,184

Jay Mazelsky (6)	9/1/2012	1,336	5,343	95.060	8/31/2019
	9/1/2012					4,733	503,449
	2/14/2013		14,108	91.680	2/13/2020
	2/14/2013					1,363	144,982
	12/5/2013		24,501	104.000	12/4/2023
	12/5/2013					2,404	255,713

Johnny D. Powers, Ph.D.	2/14/2009		5,281	34.370	2/13/2016
	2/14/2009					509	54,142
	2/14/2010	10,827	7,216	53.310	2/13/2017
	2/14/2010					750	79,778
	2/14/2011	4,502	6,752	77.590	2/13/2018
	2/14/2011					724	77,012
	6/1/2011	8,540	12,809	76.980	5/31/2018
	6/1/2011					3,897	414,524
	2/14/2012	2,561	10,244	87.420	2/13/2019
	2/14/2012					1,029	109,455
	2/14/2013		14,108	91.680	2/13/2020
	2/14/2013					1,363	144,982
	12/5/2013		24,501	104.000	12/4/2023
	12/5/2013					2,404	255,713

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)
Michael J. Williams, Ph.D.	2/14/2009		4,150	34.370	2/13/2016
	2/14/2009					400	42,548
	2/14/2010		7,668	53.310	2/13/2017
	2/14/2010					796	84,671
	2/14/2011	4,802	7,202	77.590	2/13/2018
	2/14/2011					773	82,224
	6/1/2011	8,540	12,809	76.980	5/31/2018
	6/1/2011					3,897	414,524
	2/14/2012	2,561	10,244	87.420	2/13/2019
	2/14/2012					1,029	109,455
	2/14/2013		14,108	91.680	2/13/2020
	2/14/2013					1,363	144,982
	12/5/2013		24,501	104.000	12/4/2023
	12/5/2013					2,404	255,713

(1)	Pursuant to the 2009 Plan and the 2003 Stock Incentive Plan (“2003 Plan”), upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive officer’s employment. See “Change in Control Agreements” below.

(2)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. RSUs vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.

(3)	Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted beginning in 2006 expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted after our 2013 annual meeting expire on the day immediately prior to the tenth anniversary of the date of grant.

(4)	Market value is determined by multiplying the number of shares by $106.37, the closing sale price of the Company’s Common Stock at December 31, 2013.

(5)	In the event of termination of Mr. Ayers’s employment by the Company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” below).

(6)	Mr. Mazelsky was granted these awards in connection with his hiring as Executive Vice President in July 2012.

2013 Option Exercises and Stock Vested

The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the named executive officers during the 2013 fiscal year.

	Option Awards (1)		Stock Awards (2)
Name	# Shares Acquired on Exercise	Value Realized on Exercise	# Shares Acquired on Vesting	Value Realized on Vesting

Jonathan W. Ayers	271,755	$17,280,512	6,800	$623,424
Merilee Raines	139,030	7,445,015	1,822	167,041
Willard R. Blanche, Jr.	-	-	428	39,239
Jay Mazelsky	-	-	1,184	111,083
Johnny D. Powers, Ph.D.	16,128	1,003,951	2,683	233,975
Michael J. Williams, Ph.D.	35,359	1,579,863	2,957	259,095

(1)	Reflects the gross number of shares acquired and value realized upon exercise by each executive officer, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.

(2)	Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each executive officer to satisfy such officer’s tax obligations: Ayers (2,208), Raines (916), Blanche (159), Mazelsky (383), Powers (902) and Williams (1,490).

2013 Nonqualified Deferred Compensation

The table below sets forth information with respect to voluntary contributions, earnings and distributions for the named executive officers under our Executive Deferred Compensation Plan (the “Executive Plan”). Cash compensation voluntarily deferred by the executive under the Executive Plan is invested in deferred stock units (“DSUs”). Our Board of Directors approved the suspension of the Executive Plan in February 2013, and no officers could elect to participate in the Executive Plan as of January 1, 2013. Suspension of the Executive Plan does not affect the investment accounts for officers who elected to participate in the Executive Plan prior to December 31, 2012, and distributions from such accounts will be made pursuant to the officer’s stated distribution election.

Name	Executive Contribution in 2013	Registrant Contributions in 2013	Aggregate Earnings Accrued in 2013 (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2013

Jonathan W. Ayers	$-	$-	$401,428	$-	$3,146,637 (2)
Merilee Raines	-	-	-	-	-
Willard R. Blanche, Jr.	-	-	-	-	-
Jay Mazelsky	-	-	-	-	-
Johnny D. Powers, Ph.D.	-	-	-	-	-
Michael J. Williams, Ph.D.	-	-	88,137	-	690,873 (3)

(1)	Represents appreciation in the value of DSUs during 2013. No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in a “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2013 Summary Compensation Table.

(2)	This amount represents the portions of bonuses earned by Mr. Ayers in 2003, 2004 and 2005 that he elected to defer under the Executive Plan, plus all earnings accrued thereon in subsequent years. The bonuses were payable (absent the deferral) in February 2004, 2005 and 2006, respectively, and represented compensation for 2003, 2004 and 2005 in the amounts of $273,000, $288,750 and $325,000, respectively, and as such those amounts were reported in the Summary Compensation Tables for those years.

(3)	This amount represents portions of Dr. Williams’s bonuses from years prior to becoming a named executive officer in 2009 that he elected to defer under the Executive Plan, plus all earnings accrued on those contributions.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2013:

	December 31, 2013
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,591,966	(2)	$63.958	6,981,651	(3)
Equity compensation plans not approved by security holders	-		-	-

(1)	Only stock option awards were used in computing the weighted-average exercise price.

(2)	Consists of shares of Common Stock subject to outstanding options, restricted stock units and deferred stock units under the following compensation plans: 2003 Stock Incentive Plan (805,080 shares) and 2009 Stock Incentive Plan (1,786,886 shares). Excludes 96,082 shares issuable under the Company’s 1997 Employee Stock Purchase Plan (the “1997 Plan”) in connection with the current and future offering periods. See Note 4 to the consolidated financial statements for the year ended December 31, 2013 included in our 2013 Annual Report for a description of our equity compensation plans.

(3)	Includes 6,885,569 shares available for issuance under the 2009 Plan. The 2009 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 96,082 shares issuable under the 1997 Plan in connection with the current and future offering periods. No new grants may be made under the 2003 Stock Incentive Plan listed in footnote (2). See Note 4 to the consolidated financial statements for the year ended December 31, 2013 included in our 2013 Annual Report for a description of our equity compensation plans.

2008 Incentive Compensation Plan

In 2008, the Board of Directors adopted the 2008 Incentive Compensation Plan (the “2008 Plan”), which was approved by the stockholders at our 2008 annual meeting. The 2008 Plan is intended to allow the Company to make annual incentive compensation payments that are not subject to the deduction limitations under Section 162(m).

The Compensation Committee, which consists solely of “outside directors” for purposes of Section 162(m), administers the 2008 Plan. Individuals eligible to participate in the 2008 Plan are the Chief Executive Officer and any other executive officer of the Company or a subsidiary selected by the committee to participate in the 2008 Plan. The committee has full power and authority, subject to the provisions of the 2008 Plan, to:

•	select the participants to whom incentive awards may be granted under the 2008 Plan;

•	determine the terms and conditions of each incentive award, including the length of the performance period;

•	certify the calculation of operating income and the amount of the incentive award payable to each participant for each performance period;

•	determine the time when incentive awards will be paid;

•	in connection with the determination of the amount of each award, determine whether and to what extent the incentive award shall be reduced based on such factors as the committee deems appropriate in its discretion;

•	determine whether payment of awards may be deferred by participants;

•	interpret and administer the 2008 Plan and any instrument or agreement entered into in connection with the 2008 Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2008 Plan or any incentive award in the manner and to the extent that the committee deems desirable to carry the 2008 Plan or such incentive award into effect;

•	establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2008 Plan; and

•	make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2008 Plan.

The Compensation Committee may delegate to one or more officers, or a committee of officers, of the Company the authority to take actions on behalf of the committee pursuant to the 2008 Plan, to the extent such delegation is not inconsistent with applicable law, NASDAQ rules or Section 162(m).

Under the terms of the 2008 Plan, not later than the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of the applicable performance period, the Compensation Committee must (i) designate one or more performance periods, which shall be the Company’s fiscal year or such other period, not to exceed five years, as the committee may establish; (ii) specify any adjustments to operating income for the performance period; and (iii) determine the participants for each performance period.

The 2008 Plan establishes limits on the maximum incentive payable to any participating individual for any performance period. For the Chief Executive Officer, this limit is three-quarters of one percent (0.75%) of the operating income of the Company for each full calendar year in the performance period. For all other individuals participating in the 2008 Plan, this limit is one-quarter of one percent (0.25%) of the operating income of the Company for each full calendar year in the performance period. Subject to these limits, the committee determines the amount of each individual’s annual incentive opportunity for each year and has the discretion to reduce the annual incentive payable to such individual below the applicable limit. Operating income is the Company’s consolidated operating income determined in accordance with generally accepted accounting principles in the U.S. and as reported in the Company’s income statement included in the Company’s Annual Report on Form 10-K filed with the SEC covering the applicable performance period. Operating income may be adjusted by the committee to eliminate the effects of differences between actual foreign currency exchange rates in the applicable performance period and currency exchange rates budgeted for such period, and to eliminate the effects of discrete items. Discrete items may include, without limitation, acquisition integration expenses, restructuring charges, acquisition purchase accounting adjustments, acquisition-related transaction costs, adjustments to finalized pre-acquisition contingencies, litigation-related expenses and payments, gains and losses on the disposition of assets and non-cash write-downs.

In February 2013, the Compensation Committee designated the Company’s 2013 fiscal year as the relevant performance period under the 2008 Plan and Mr. Ayers as the sole participant for that period. In February 2013, the committee also specified that operating income would be adjusted, for purposes of determining maximum amounts payable to Mr. Ayers for fiscal year 2013 under the 2008 Plan, to eliminate the effects of (i) differences between actual foreign currency exchange rates in 2013 and currency exchange rates reflected in the 2013 budget approved by the Board of Directors and (ii) discrete items including acquisition integration expenses, restructuring charges, acquisition purchase accounting adjustments, acquisition-related transaction costs, adjustments to finalized pre-acquisition contingencies, litigation-related expenses and payments, gains and losses on the disposition of assets and non-cash writedowns.

The amount of an incentive award actually paid to a participant is determined by the Compensation Committee in its sole discretion based on such factors as it deems appropriate, provided that the actual award shall not exceed the maximum incentive award with respect to such participant. Following the conclusion of each performance period, the committee will certify in writing the amount of the incentive award for each participant. The award amount shall be paid in cash or as a stock award under a stockholder-approved stock plan. Payment to each participant shall be made not later than March 15 following the end of the fiscal year in which the performance period ends, unless payment is deferred pursuant to a plan satisfying the requirements of Section 409A of the Internal Revenue Code. For information regarding the annual bonus paid to Mr. Ayers for fiscal year 2013, please see above under the heading “Compensation Discussion and Analysis – 2013 Executive Compensation Determinations.”

In February 2014, the Company’s Board of Directors terminated the 2008 Plan, effective as of the date of the 2014 Annual Meeting. Starting in 2014, annual cash bonuses intended to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) will be awarded to executive officers of the Company pursuant to the 2014 Plan, subject to stockholder approval of the 2014 Plan at the 2014 Annual Meeting.

Stock Incentive Plans

In February 2009, the Board of Directors adopted the 2009 Plan, which was originally approved by the stockholders at our 2009 annual meeting. At our 2013 annual meeting, the stockholders approved amendments to the 2009 Plan that, among other things, increased the number of authorized shares under the plan and extended the maximum term of stock options and stock appreciation rights under the plan from seven to ten years. Prior to the 2009 Plan, options and other equity awards were granted under the 2003 Stock Incentive Plan (the “2003 Plan”) and prior stock incentive plans, each of which were approved by our stockholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2009 Plan are the same as for grants under the 2003 Plan.

Upon a “change in control” (as defined below), options and awards granted to all participants, including our executive officers and Directors, are subject to the following vesting provisions: 25% of the unvested options and awards vest and become exercisable, unless the successor company in a corporate transaction does not assume or substitute option awards, in which case all options granted under the 2009 Plan and the 2003 Plan become fully vested and exercisable. In addition, if an optionee is terminated by the successor company without cause within two years following a change in control, then all options held by such optionee become fully vested and exercisable.

A “change in control” occurs upon any of the following events:

•	An acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding stock or the combined voting power of the then outstanding voting stock of the Company. Certain acquisitions by the Company or any employee benefit plan sponsored or maintained by the Company would be excluded from this change in control determination.

•	A change in the composition of the Board of Directors on the incentive compensation plan’s effective date such that the individuals who constitute the Board of Directors, as of the effective date (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board. Any individual who becomes a member of the Board of Directors subsequent to the effective date, whose election or nomination was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board are considered as a member of the Incumbent Board. Any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

•	A merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “corporate transaction”), excluding any corporate transaction pursuant to which:

•	all or substantially all of the individuals and entities who are the beneficial owners of the outstanding common stock and voting stock immediately prior to such corporate transaction will beneficially own, directly or indirectly, more than 60% of the outstanding common stock, and the combined voting power of the then outstanding voting stock of the corporation resulting from such corporate transaction, in substantially the same proportions as their ownership immediately prior to such corporate transaction;

•	no entity (other than the Company, any employee benefit plan of the Company, or the corporation resulting from such corporate transaction) will beneficially own, directly or indirectly, 30% or more of the outstanding shares of common stock of the corporation resulting from such corporate transaction or the combined voting power of the outstanding voting securities of such corporation, unless such ownership resulted solely from ownership of securities of the Company prior to the corporate transaction; and

•	individuals who were members of the Incumbent Board will immediately after the consummation of the corporate transaction constitute at least half of the members of the board of directors of the corporation resulting from such corporate transaction.

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In general, options granted under the 2009 Plan and 2003 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the grantee only while he or she is serving as an employee or Director of the Company or, except as described below, within three months after he or she ceases to serve as an employee or Director of the Company; provided, however, that the Board of Directors has the discretion to allow a grantee to designate a beneficiary to exercise the options upon the grantee’s death. If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while serving as an employee or Director, or dies within three months after ceasing to serve as an employee or Director, options are exercisable within one year following the date of death or disability. Options granted to Directors since February 2010 are exercisable for two years following the date of retirement, provided the Director has served on the Board of Directors for at least five years. Options granted to employees since February 2010 are exercisable for two years following the date of retirement, provided the employee retires from the Company at or after age 60, and that the employee has been an employee of the Company for at least ten years. Options granted prior to 2006 expire ten years from the date of grant, and options granted from 2006 through our 2013 annual meeting expire seven years from the date of grant. Options granted following our 2013 annual meeting will expire up to ten years from the date of grant.

Executive Bonus Recovery Policy

Effective March 3, 2010, the Board of Directors adopted a Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback policy,” that applies to annual performance-based cash incentive compensation granted to all officers of the Company subject to reporting under Section 16 of the 1934 Act on or after March 3, 2010. For purposes of the policy as originally adopted, “incentive compensation” meant bonuses and other cash incentive payouts, whether paid or unpaid, vested or unvested. In March 2014, the policy was amended to include stock options, restricted stock units, and other similar equity awards within the definition of “incentive compensation” subject to the policy.

Under the clawback policy, if the Company is required to restate its financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law, and the Board of Directors or the Compensation Committee determines that an executive subject to the policy has received more incentive compensation for the relevant fiscal year than would have been paid had the incentive compensation been based on the restated financial results, the Board of Directors or Compensation Committee will take such action in its discretion that it determines appropriate to recover the incentive compensation that would not have been paid or awarded to the executive.

The clawback policy applies to an executive only if the Board of Directors or Compensation Committee determines that the executive has engaged in fraud or willful misconduct that caused or partially caused the restatement. The Board of Directors or Compensation Committee has the sole discretion to determine whether an executive has engaged in such conduct.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

In connection with the hiring of Mr. Ayers as president, Chief Executive Officer and Chairman of the Board of IDEXX in January of 2002, the Company entered into an employment agreement with Mr. Ayers, which agreement provides, among other things, that if the employment of Mr. Ayers is terminated at any time by the Company other than for cause (except within two years following a change in control), the Company will pay Mr. Ayers his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination. In addition, his stock options and RSUs will continue to vest in accordance with their terms during such two-year period. Under the employment agreement with Mr. Ayers, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties or breach of either his invention and non-disclosure agreement or non-compete agreement with the Company. If the employment of Mr. Ayers is terminated by the Company other than for cause or by Mr. Ayers for good reason (each as defined in his change in control agreement as described below) within two years following a change in control, he will receive the payments and benefits described below under the heading “Change in Control Agreements.” In connection with his hiring, Mr. Ayers also executed the Company’s standard non-compete agreement and invention and non-disclosure agreement, the terms of which are described below.

The following table describes potential payments to Mr. Ayers under the employment agreement described above, assuming he was terminated without cause on December 31, 2013 and not in connection with or after a change in control. The actual amounts to be paid out can only be determined in the event of and at the time of his actual termination.

Potential Termination Payments

Name	Salary (1)	Benefits (1)	Continued Vesting of Equity Awards (2)	Total

Jonathan W. Ayers	$1,600,000	$38,401	$7,883,683	$9,522,084

(1)	Mr. Ayers’s salary and benefits will be paid by the Company. Salary and benefits are calculated by multiplying by two the annual salary and benefits in effect on December 31, 2013.

(2)	Mr. Ayers’s stock options and RSUs would continue to vest in accordance with their terms for two years following termination. Represents the intrinsic value of unvested stock options and RSUs as of December 31, 2013 that would continue to vest for two years following termination on December 31, 2013 using the closing sale price of the Company’s Common Stock as of December 31, 2013 to illustrate the potential value at termination.

Following her retirement as Executive Vice President and Chief Financial Officer of the Company in May 2013, Ms. Raines received a $6,000 consulting fee for continued services provided by her in connection with the Company’s search for and selection of her successor.

Except for the change in control agreements described below, the Company does not have any contracts, agreements, plans or arrangements with any other executive officers providing for the payment of severance or other benefits to such officers upon a termination of employment with the Company for any reason, other than arrangements that are generally available to all salaried employees.

Change in Control Agreements

In May 2013, the Company entered into new executive employment agreements (the “change in control agreements”) with its executive officers, which were substantially similar to previous change in control agreements entered into with its executive officers, except that the new agreements were updated to conform to current practices under Section 409A of the Code. The Company entered into a change of control agreement with Mr. McKeon in January 2014 in connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer. The change in control agreements have an initial term ending on September 30, 2014 and automatically renew for a period of one year on October 1 of each year beginning in 2014, unless the Company provides notice to the executive officer within 120 days prior to the renewal date indicating that the change in control agreement will not be renewed.

The change in control agreements for all of the executive officers are identical except as described below. The change in control agreements provide for the Company to make certain payments and provide certain benefits to the executive officers upon a qualifying termination of employment that follows a change in control of the Company, as described further below. For a further discussion of the Company’s reasons for having change in control agreements, refer to the discussion of change in control agreements in the Compensation Discussion and Analysis above.

The change in control agreements define a change in control of the Company as any of the following events (provided, in each case, that with respect to any payments or benefits subject to Section 409A of the Code, the following events must constitute a “change in control event” within the meaning of the applicable Treasury regulation):

•	The acquisition by any person of 35% or more of the shares of common stock or combined voting power of the Company’s outstanding securities;

•	A change in the composition of the Company’s Board of Directors over a 24-month period prior to such change such that a majority of the Board no longer consists of incumbent directors or directors nominated or elected by incumbent directors;

•	A reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”), unless immediately following such business combination:

•	the stockholders of the Company immediately prior to such business combination own more than a majority of the outstanding shares of common stock and the combined voting power of the Company’s outstanding voting securities of the corporation resulting in the business combination in substantially the same proportion as their ownership immediately prior to the transaction,

•	no person owns 20% or more of the stock of the corporation resulting from the business combination, and

•	at least half of the members of the board of the corporation resulting from the business combination were members of the Board of Directors of the Company at the time of the agreement providing for such business combination;

•	Approval by the stockholders of a complete liquidation or dissolution of the Company or sale of substantially all of the assets of the Company.

Following a change in control, the Company may not generally reduce an executive officer’s annual base salary or target bonus, or the aggregate benefits to which the executive officer is entitled under incentive plans and welfare benefit plans, below the level to which the executive officer was entitled prior to the change in control.

If the employment of an executive officer is terminated by the Company without “cause,” as defined below, or by the executive officer for “good reason,” as defined below, within the period of two years following a change in control, then the Company shall provide the following payments and benefits to the executive officer:

•	a prorated payment of the executive officer’s target bonus for the portion of the year of termination prior to the date of termination,

•	an amount equal to two times (three times in the case of Mr. Ayers) the sum of the executive officer’s annual base salary plus the average bonus received by the executive officer for the three full fiscal years preceding the change in control,

•	the continuation of all benefits under welfare benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years (three years in the case of Mr. Ayers) following the date of termination, and

•	any other amounts or benefits required to be paid to the executive officer under any plan, program, policy or practice or contract or agreement of the Company.

The Company will also reimburse the executive officer up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the State of Maine until the earlier of two years from termination of the executive officer’s employment or the date he or she secures full time employment.

Upon a change in control, each outstanding stock option, RSU or other equity award, each of which is referred to as an equity award, held by an executive officer shall become immediately exercisable or vested as to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. Following a termination of the executive officer’s employment by the Company within two years following a change in control other than for cause, or by the executive officer for good reason, all equity awards held by the executive officer shall become fully exercisable and vested. In addition, the 2009 Plan provides that all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute option awards.

Under the change in control agreements, “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the Company, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the executive officer:

•	any material reduction of the executive officer’s annual base salary,
•	any material reduction of the executive officer’s authority, duties or responsibilities,
•	any material reduction of the budget over which the executive officer has authority,
•	a material change in the geographic location at which the executive officer is employed, or
•	certain breaches by the Company of the agreement.

Under the change in control agreements with Mr. Ayers and Mr. McKeon, if any such executive officer does not hold the same position with the entity surviving any change in control as such executive officer holds with the Company, then good reason will be deemed to exist.

Any notice of termination for good reason must be given to the Company within 60 days of the initial existence of one or more of the conditions described above. The Company will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the change in control agreement.

Under the current change in control agreements, there is no tax “gross-up” provision and the Company is not required to reimburse the executive officers for any tax liabilities resulting from payments received by them under their change in control agreements.

As a condition of receipt of any payments or benefits under the change in control agreements, the executive officers will be required to sign a customary release prepared by and provided by the Company and to abide by the provisions thereof. The release will contain a release and waiver of any claims the executive or his or her representatives may have against the Company and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims.

The change in control agreements do not supersede the standard non-compete agreements and invention and non-disclosure agreements between each executive and the Company. These non-compete agreements provide that for a period of two years after voluntary termination by the executive or termination by the Company with cause, the executive may not engage in any business enterprise that competes with the Company or recruit, solicit or induce any employee of the Company to terminate their employment with the Company. The invention and non-disclosure agreements include standard provisions that all developments made or conceived by the executive during his or her employment by the Company shall be the sole property of the Company and that the executive will not disclose or use for his or her own benefit or the benefit of others the Company’s proprietary information.

The following table describes potential payments to each of our named executive officers under the change in control agreements that were in effect as of December 31, 2013. The table assumes a change in control occurred and the officer’s employment was terminated by the Company without cause or by the officer for good reason on December 31, 2013. The actual amounts to be paid out can only be determined in the event of and at the time of a change in control and a qualifying termination of each executive officer.

Potential Change in Control Payments

Name	Salary(1)	Multiple of Average Bonus (1)	Pro-Rated Bonus (1)	Benefits (2)	Outplacement	Accelerated Vesting of Equity Awards (3)	Total

Jonathan W. Ayers (3)	$2,400,000	$2,900,000	$1,000,000	$57,602	$25,000	$11,065,012	$17,447,614
Jay Mazelsky	800,000	560,000	280,000	38,725	25,000	1,229,888	2,933,613
Johnny D. Powers, Ph.D.	800,000	566,667	280,000	37,946	25,000	2,928,936	4,638,549
Michael J. Williams, Ph.D.	800,000	560,000	280,000	35,874	25,000	2,882,949	4,583,823

(1)	Amounts for Mr. Ayers are three times his salary and three times his average annual bonus for the prior three years. The amounts for all other executive officers represent two years of such payments.

(2)	Benefits shall be paid by the Company over three years for Mr. Ayers and two years for all other executive officers.

(3)	Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the Company’s Common Stock as of December 31, 2013.

DIRECTOR COMPENSATION

The following describes compensation earned by our non-employee Directors during 2013. Directors who are employees receive no additional compensation for serving on the Board of Directors. Mr. Ayers is an employee of our Company and receives no additional compensation for serving on the Board of Directors. See above under the heading “Executive Compensation – Summary Compensation Table” for information about Mr. Ayers’s compensation.

Director Compensation

The table below sets forth compensation of the Company’s non-employee Directors for 2013. The compensation paid to our non-employee Directors is discussed in greater detail in the narrative description following the table below.

Name	Fees Earned Or Paid In Cash	Stock Awards $ (1)	Option Awards $ (2)	Total Compensation

Thomas Craig	$70,000 (3)	$37,477	$112,501	$219,978
William T. End	90,000	37,477	112,501	239,978
Rebecca M. Henderson, Ph.D.	75,000	37,477	112,501	224,978
Barry C. Johnson, Ph.D.	80,000	37,477	112,501	229,978
Brian P. McKeon (4)	80,000	37,477	112,501	229,978
Robert J. Murray	80,000	37,477 (5)	112,501	229,978
M. Anne Szostak	65,000	37,477	112,501	214,978
Sophie V. Vandebroek, Ph.D. (6)	30,027	30,585	91,830	152,442
Joseph V. Vumbacco (7)	25,536	-	-	25,536

(1)	With the exception of Mr. Murray (see footnote 5), stock awards to Directors are issued as deferred stock units (“DSUs”) pursuant to the Company’s Director Deferred Compensation Plan (the “Director Plan”). The amount shown excludes DSUs received in lieu of deferred compensation as described in footnote 3, and reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by rounding $37,500 to the nearest share on the date of deferral). See Note 4 in the notes to consolidated financial statements included in the 2013 Annual Report for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” below, Directors receive only one DSU and option grant during the fiscal year. As of December 31, 2013, the following are the aggregate number of DSUs accumulated in each non-employee Director’s deferral account for all years of service as a Director, including DSUs issued for deferred fees as well as DSUs issued as annual grants to Directors: Mr. Craig, 16,415; Mr. End, 9,106; Dr. Henderson, 14,861; Dr. Johnson, 8,991; Mr. McKeon, 17,354; Mr. Murray, 7,465; Ms. Szostak, 713; Dr. Vandebroek, 326; and Mr. Vumbacco, 1,152.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in the 2013 Annual Report for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2013, each non-employee Director had the following number of stock options outstanding: Mr. Craig, 33,671; Mr. End, 28,871; Dr. Henderson, 23,871; Dr. Johnson, 23,871; Mr. McKeon, 33,671; Mr. Murray, 30,071; Ms. Szostak 7,348; Dr. Vandebroek, 3,476; and Mr. Vumbacco, 0.

(3)	Includes compensation in the amount of $70,000 deferred and issued as 722 DSUs pursuant to the Director Plan.

(4)	Mr. McKeon resigned from the Board of Directors on December 31, 2013 and became our Executive Vice President, Chief Financial Officer and Treasurer effective as of January 1, 2014.

(5)	Issued as restricted stock units (“RSUs”), pursuant to Mr. Murray’s election to receive RSUs in lieu of DSUs, upon his meeting the stock ownership guidelines in 2007, as described below under “Equity Compensation.”

(6)	Dr. Vandebroek was elected to the Board of Directors effective July 15, 2013.

(7)	Mr. Vumbacco retired from the Board of Directors effective May 8, 2013.

Cash Compensation

Each of our Directors who is not an officer or employee of IDEXX receives an annual fee for services as a Director that is paid quarterly. The annual fee rate was $65,000 for 2013. Each Director could elect to defer any amount of these annual fees in the form of DSUs under our Director Deferred Compensation Plan (“Director Plan”). In addition, non-employee Directors received the following annual committee fees during 2013, also paid quarterly: $25,000 for the Lead Director, $15,000 for the chairs of each of the Audit Committee and Compensation Committee, $5,000 for other Audit Committee members and $10,000 for the chairs of other committees. Directors could elect to defer any amount of these committee fees in the form of fully vested DSUs. There were no fees for Board meeting attendance.

Equity Compensation

Each of our non-employee Directors receives an annual grant of deferred stock units (“DSUs”) on the date of our annual stockholders meeting in May. During 2013, the value of the annual grant of DSUs was approximately $37,500 (calculated by rounding to the nearest share on the date of deferral). The number of DSUs is determined by dividing such amount by the price of the Company’s Common Stock on the date of grant of the award, which was most recently May 8, 2013. New non-employee Directors joining the Board of Directors after the annual grants are granted a pro rata number of DSUs based on the number of months remaining until the next year’s annual grant. The DSUs vest one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Any Director who meets the stock ownership guidelines described below at the time of the annual equity award grant may elect, in lieu of receiving DSUs, to receive a grant of restricted stock units valued at $37,500, which would vest one year from the date of grant.

On the date of our annual stockholders meeting, each of our non-employee Directors also receives an annual grant of a nonqualified stock option to purchase shares of Common Stock under the 2009 Plan. During 2013, the value of the annual nonqualified stock option was equal to $112,500, as determined through the use of the Black-Scholes-Merton option pricing model. This model is consistent with the valuation approach used to value executive awards. The option exercise price per share for each Director stock option is equal to the last reported sale price for a share of the Company’s Common Stock on the NASDAQ Global Select Stock Market on the date the option is granted, which was most recently May 8, 2013. New non-employee Directors joining the Board of Directors after the annual grants are granted a pro rata nonqualified stock option based on the number of months remaining until the next year’s annual grant. The options vest and become fully exercisable one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Upon a change in control of the Company, options granted to all optionees, including to non-employee Directors, are subject to the accelerated vesting provisions described above under the heading “Executive Compensation – Stock Incentive Plans.”

In general, options granted under the 2009 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within three months (or two years as described below) after he or she ceases to serve as a Director of the Company; provided, however, that the Board of Directors has the discretion to allow a Director to designate a beneficiary to exercise the options upon the Director’s death. If a non-employee Director dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while serving as a Director, or dies within three months after ceasing to serve as a Director, options are exercisable within one year following the date of death or disability. Options granted to Directors since 2010 are exercisable for two years following the date of retirement, provided the Director has served on the Board of Directors for at least five years. Options granted prior to 2006 expire after ten years from the date of grant, options granted beginning in 2006 through our 2012 annual meeting expire seven years from the date of grant, and options granted after our 2012 annual meeting expire up to ten years from the date of grant.

Director Deferred Compensation Plan

DSUs are issued under the Director Plan, and are subject to the terms of the 2009 Plan. The Director Plan is administered by the Company’s Corporate Vice President, Human Resources, or any person or entity designated by such officer (the “Plan Administrator”). The payment of fees in the form of DSUs is considered deferred compensation for federal income tax purposes. Any compensation deferred by a Director is credited to an account established in the Director’s name that is denominated as a number of vested DSUs having an aggregate value equal to the compensation deferred into such account divided by the price of a share of Common Stock on the date of the applicable deferral. DSUs vested as described in the first paragraph under the heading “Equity Compensation” above also are credited to this account. Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of Common Stock affecting the value of the DSUs in the account.

For DSUs resulting from compensation that Directors have elected to defer under the Director Plan, a Director can elect to receive his or her distribution of shares in either (i) a single lump sum one year after the Director’s last day of service on the Board of Directors or (ii) with respect to deferrals made on or after January 1, 2011, (a) in a single sum on a nondiscretionary and objectively determinable fixed date or (b) in equal annual installments over four years on or after such fixed date. For DSUs granted as described in the first paragraph under the heading “Equity Compensation” above, the shares are distributed one year following his or her termination from the Board of Directors. In addition, if the Plan Administrator determines that a Director has suffered an unforeseeable emergency, the Plan Administrator may authorize the distribution of all or a portion of the Director’s DSUs. Upon distribution, the Director receives the number of shares of Common Stock equal to the number of DSUs in his or her account, or, if he or she elected installment distributions, the number of shares equal to the number of DSUs that are subject to the applicable distribution date.

Upon a change in control of the Company, or a Director’s death or disability, a Director’s interest in his or her unvested DSUs will vest. A change in control under the Director Plan occurs upon one or more of the following events:

•	any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) direct or indirect beneficial ownership of stock possessing 35% or more of the total voting power of the stock of the Company; or

•	a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by new directors whose appointment or election is not approved by a majority of the members of the Company’s Board of Directors serving immediately before the appointment or election of any such new directors; or

•	a change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition.

The shares of Common Stock in a Director’s account will be distributed in a single lump sum as soon as practicable after a change in control.

Other Compensation

All Directors are reimbursed for reasonable travel expenses incurred in connection with Board and committee meetings. The Company does not provide any other benefits, including retirement benefits or perquisites, to its non-employee Directors. Except as described in this “Director Compensation” section, the Company does not have any other arrangements for compensation or consulting agreements with its Directors, other than compensation in consideration of employment paid to Directors who are officers or employees of the Company.

Director Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for Directors. Under the guidelines, non-employee Directors are expected to own a number of shares of the Company’s Common Stock having a value of $250,000 by the fifth anniversary of their appointment to the Board of Directors. Directors’ compliance with these guidelines is measured annually on September 30. Directly owned shares and vested DSUs credited to a Director’s investment account, as described above, are included in calculating stock ownership pursuant to these guidelines. As of the first such measurement date on which a Director holds shares with a value of at least $250,000, he or she shall be deemed to have satisfied the stock ownership guidelines in all future periods, provided that he or she continues to own at least the number of shares owned as of such measurement date. When exercising stock options, non-employee Directors who have not satisfied the ownership guidelines must retain shares having a value of at least 50% of the value derived from the option exercise after payment of the exercise price and taxes.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

The table below shows the number of shares of our Common Stock beneficially owned as of February 15, 2014 by (a) each of our Directors, (b) each of our executive officers named in the Summary Compensation Table set forth above, whom we refer to as the named executive officers and (c) Directors and executive officers of the Company as of February 15, 2014 as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Number of Shares Owned (1)	Options Exercisable and RSUs Vesting (2)	Total Number of Shares Beneficially Owned (3)	Percentage of Common Stock Outstanding (4)

Jonathan W. Ayers	415,344 (5)	487,246	902,590	1.75%
Thomas Craig	2,920	29,276	32,196	*
William T. End	19,800	24,476	44,276	*
Rebecca M. Henderson, Ph.D.	-	19,476	19,476	*
Barry C. Johnson, Ph.D.	-	19,476	19,476	*
Daniel M. Junius	500	--	500	*
Robert J. Murray	32,245 (6)	25,676	57,921	*
M. Anne Szostak	3,000	2,953	5,953	*
Sophie V. Vandebroek, Ph.D.	1,000	-	1,000	*
Merilee Raines	26,577	-	26,577	*
Willard R. Blanche, Jr.	1,781	2,720	4,501	*
Jay Mazelsky	1,086	4,158	5,244	*
Johnny D. Powers, Ph.D.	10,087	42,953	53,040	*
Michael J. Williams, Ph.D.	6,180	31,671	37,851	*
All Directors and executive officers as of February 15, 2014 as a group (14 persons)	494,761	716,637	1,211,398	2.35%

*	Less than 1%

(1)	Does not include DSUs. See “Director Compensation” above for a description of DSUs issued to our non-employee Directors under the Director Plan as annual equity grants and voluntary deferrals of annual fees. The individuals holding fully vested DSUs are at risk as to the price of IDEXX Common Stock in their investment accounts. DSUs carry no voting rights, but are included in calculating stock ownership for purposes of determining compliance with the Company’s stock ownership guidelines for Directors and executive officers. The following Directors and executive officers and the following group hold the indicated number of fully vested DSUs, resulting in the following total number of shares owned including DSUs:

	DSUs (*)	Total Number of Shares Owned Including DSUs

Jonathan W. Ayers	29,582	444,926 (5)
Thomas Craig	16,140	19,060
William T. End	8,677	28,477
Rebecca M. Henderson, Ph.D.	14,432	14,432
Barry C. Johnson, Ph.D.	8,562	8,562
Daniel M. Junius	-	500
Robert J. Murray	7,465	39,710 (6)
M. Anne Szostak	284	3,284
Sophie V. Vandebroek, Ph.D.	-	1,000
Merilee Raines	-	26,577
Willard R. Blanche, Jr.	-	1,781
Jay Mazelsky	-	1,086
Johnny D. Powers, Ph.D.	-	10,087
Michael J. Williams, Ph.D.	6,495	12,675
All Directors and executive officers as of February 15, 2014 as a group (14 persons)	108,991	603,752

*Consists of DSUs vesting on or within 60 days after February 15, 2014.

(2)	Consists of options to purchase Common Stock exercisable, and RSUs vesting, on or within 60 days after February 15, 2014.

(3)	The number of shares beneficially owned by each person or group as of February 15, 2014 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after February 15, 2014, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.

(4)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 51,572,632 shares of Common Stock outstanding on February 15, 2014 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after February 15, 2014, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.

(5)	Includes 49,000 shares owned by the Ayers Family Trust.

(6)	Includes 10,526 shares owned by the Robert J. Murray 2012 Grantor Retained Annuity Trust; and 3,000 shares owned by Mr. Murray’s spouse.

OWNERSHIP OF MORE THAN FIVE PERCENT

OF OUR COMMON STOCK

The table below shows the number of shares of our Common Stock beneficially owned as of February 15, 2014 by each person or group known by us to own beneficially more than 5% of the outstanding shares of Common Stock. Share totals and descriptions of each person or group are based solely upon information derived from Schedules 13G or 13G/A as filed by the following entities pursuant to Section 13 of the 1934 Act and the rules promulgated thereunder.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)

T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	8,455,113	16.39%
Ruane, Cunniff & Goldfarb Inc. (3) 767 Fifth Avenue New York, New York 10153	5,271,088	10.22%
William Blair & Company, LLC (4) 222 W. Adams Chicago, Illinois 60606	4,190,840	8.13%
Baron Capital Group, Inc. (5) 767 Fifth Avenue New York, New York 10153	3,727,807	7.23%
BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	3,158,397	6.12%
The Vanguard Group (7) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,775,979	5.38%

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group on February 15, 2014 by the 51,572,632 shares of Common Stock outstanding on February 15, 2014. Therefore, the percentage ownership may differ from the percentage ownership reported in statements of beneficial ownership filed with the SEC, which reflect ownership as of an earlier date.

(2)	Based solely upon information derived from a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”), it has the sole power to vote 1,962,430 and sole power to dispose of 8,455,113 shares. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements of the 1934 Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however T. Rowe Price expressly denies that it is, in fact, the beneficial owner of such securities.

(3)	Based solely upon information derived from a Schedule 13G/A filed by Ruane Cunniff & Goldfarb Inc., it has the sole power to vote 3,483,427 shares and sole power to dispose of 5,271,088 shares.

(4)	Based solely upon information derived from a Schedule 13G/A filed by William Blair & Company, LLC , it has the sole power to vote 4,190,840 shares and sole power to dispose of 4,190,840 shares.

(5)	Based solely upon information derived from a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., (i) Baron Capital Group, Inc. reported that it has shared voting power of 3,549,207 shares and shared dispositive power of 3,727,807 shares; (ii) BAMCO, Inc. reported that it had shared voting power of 3,169,110 shares and shared dispositive power of 3,347,710 shares; (iii) Baron Capital Management, Inc. reported that it has shared voting power and shared dispositive power of 380,097 shares; and (iv) Mr. Baron reported that he has shared voting power of 3,549,207 shares and shared dispositive power of 3,727,807 shares.

(6)	Based solely upon information derived from a Schedule 13G filed by BlackRock, Inc., it has sole power to vote 2,951,806 shares and sole power to dispose of 3,158,397 shares.

(7)	Based solely upon information derived from a Schedule 13G filed by The Vanguard Group, it has the sole power to vote 32,981 shares, sole power to dispose of 2,746,198 shares and shared power to dispose of 29,781 shares.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY

PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2015 annual meeting of stockholders must be received by our Corporate Secretary at the address written in the next paragraph by November 25, 2014. The deadline to submit a proposal for inclusion in our proxy materials for the 2014 Annual Meeting has passed.

Our Amended and Restated By-Laws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders outside of the process under Rule 14a-8 described above. These procedures provide that nominations for Director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our Amended and Restated By-Laws provide that stockholder proposals must include certain information regarding the nominee for Director and/or the item of business. We must receive notice of your intention to introduce a nomination or proposed item of business at our 2015 annual meeting, and all supporting information, not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted above not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (2) the tenth day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that our 2015 annual meeting is between April 17, 2015 and July 6, 2015, as is currently expected, we must receive the notice of your intention to introduce a nomination or proposed item of business at our 2015 annual meeting, and all supporting information, no earlier than January 7, 2015 and no later than February 6, 2015.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. If, however, other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The Board of Directors hopes that you will attend the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the annual meeting, you can still vote your stock personally even though you may have already sent in your proxy.

By order of the Board of Directors,

Jeffrey A. Fiarman, Executive Vice President, General Counsel and Secretary

March 25, 2014

Appendix A

IDEXX LABORATORIES, INC.

2014 INCENTIVE COMPENSATION PLAN

I.         Purposes

The purposes of the IDEXX Laboratories, Inc. 2014 Incentive Compensation Plan are to retain and motivate the officers and other employees of the Company and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible. Capitalized terms used herein have the definitions given them in Section II.

II.         Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or such other committee designated by the Board which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean IDEXX Laboratories, Inc., a Delaware corporation, and any successor thereto.

“Equity Plan” shall mean the Company’s 2009 Stock Incentive Plan (as amended) or any successor equity plan.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean this 2014 Incentive Compensation Plan, as it may be amended from time to time.

III.         Administration

3.1.       General.   The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.       Powers and Responsibilities.   The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.       Delegation of Power.   The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.         Performance Goals

The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, net income, revenues, organic revenues, gross profit, operating margins, gross margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, growth rates, cost control, strategic initiatives, market share, product development, before- or after-tax income, attainment by a share of the Company’s common stock of a specified fair market value for a specified period, price-to-earnings growth or return on invested capital of the Company or a subsidiary, affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals may be applied by excluding the effect of restructurings, acquisitions, discontinued operations, debt refinancing costs, changes in foreign currency exchange rates, extraordinary items, litigation, asset dispositions, non-cash writedowns and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following the Performance Period, the performance goals shall be set by the Compensation Committee within the Applicable Period, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein and such performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

V.         Terms of Awards

5.1.       Performance Goals and Targets.   At the time one or more performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Participant’s Annual Base Salary. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the performance goals established in accordance with Article IV, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in this Plan or are assessed on an objective or subjective basis. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the Committee shall only establish such terms as would permit an Award payable upon the achievement of the performance goals to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2.       Payments.   In the discretion of the Committee, payment of Awards shall be made in (i) cash, (ii) Company common stock or stock units under the Equity Plan or (iii) a combination of (i) and (ii), in each case subject to such restrictions as the Committee shall determine; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.       Maximum Awards.   No Participant shall receive a payment under the Plan with respect to any Performance Period of one year having a value in excess of $5 million; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration, and (ii) if there are two or more Performance Periods during any calendar year, in no event shall the aggregate amount payable to any Participant with respect to all such Performance Periods for such calendar year exceed $10 million.

VI.         General

6.1.       Effective Date.   The Plan shall become effective as of February 12, 2014.

6.2.       Amendments and Termination.   The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment may materially impair the rights of a Participant with respect to an outstanding Performance Period without the consent of the Participant. The Board may terminate the Plan at any time.

6.3.       Non-Transferability of Awards.   No Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, except as permitted by the laws of descent and distribution. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

6.4.       Tax Withholding.   The Company shall have the right to withhold from the payment of any award hereunder or require prior to the payment of any amount pursuant to an award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5.       No Right of Participation or Employment.   No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.       Awards are Subject to Company’s Clawback Policy.   Awards are subject to the Company’s Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements (as may be amended from time to time) and any successor or replacement policy thereto.

6.7.       Governing Law.   The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.       Other Plans.   Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9.       Binding Effect.   The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10.       Unfunded Arrangement.   The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

Adopted by the Board of Directors as of February 12, 2014.

ANNUAL MEETING OF STOCKHOLDERS OF

IDEXX LABORATORIES, INC.

May 7, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.idexx.com/proxymaterials
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors. To elect the three Class II directors listed in the attached proxy statement for three-year terms (Proposal One);			2. Advisory Vote to Approve Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Two);	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: Thomas Craig Rebecca M. Henderson, PhD Sophie V. Vandebroek, PhD	3. Adoption of the IDEXX Laboratories, Inc. 2014 Incentive Compensation Plan. To approve the adoption of the Company’s 2014 Incentive Compensation Plan (Proposal Three);	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)

4. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Four); and

				☐	☐	☐

5. Other Business. To conduct such other business as may properly come before the 2014 Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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IDEXX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders

To Be Held on May 7, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, William T. End and Jeffrey A. Fiarman, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, on Wednesday, May 7, 2014 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

¢	¢